                                                                  EXHIBIT 99.2




                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 11, 1999




                        HUMPHREY HOSPITALITY TRUST, INC.
                                       AND
                           SUPERTEL HOSPITALITY, INC.

                                TABLE OF CONTENTS


ARTICLE 1  THE MERGER.......................................................14
      1.1 The Merger........................................................14
      1.2 The Closing.......................................................14
      1.3 Effective Time....................................................14

ARTICLE 2  CHARTER, BYLAWS AND SHARES OF THE SURVIVING ENTITY...............14
      2.1 Articles of Incorporation.........................................14
      2.2 Bylaws............................................................15
      2.3 Outstanding Shares................................................15

ARTICLE 3  DIRECTORS AND OFFICERS...........................................15
      3.1 Directors.........................................................15
      3.2 Officers..........................................................15

ARTICLE 4  STH STOCK........................................................15
      4.1 Conversion of the STH Stock.......................................15
      4.2 Exchange of Certificates Representing STH Common Stock............17
      4.3 Withholding Rights................................................19

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF STH............................19
      5.1 Existence; Good Standing; Authority; Compliance with Law..........19
      5.2 Authorization, Validity and Effect of Agreements..................20
      5.3 Capitalization....................................................21
      5.4 Subsidiaries......................................................21
      5.5 Other Interests...................................................22
      5.6 No Violation......................................................22
      5.7 Securities Filings................................................23
      5.8 Litigation........................................................23
      5.9 Absence of Certain Changes........................................24
      5.10 Taxes............................................................24
      5.11 Earnings and Profits.............................................25
      5.12 Books and Records................................................25
      5.13 Employee Benefit Plans...........................................25
      5.14 Labor Matters....................................................26
      5.15 No Brokers.......................................................27
      5.16 Opinion of Financial Advisor.....................................27
      5.17 HHTI Share Ownership.............................................27
      5.18 Related Party Transactions.......................................27
      5.19 Contracts and Commitments........................................27
      5.20 Development Rights...............................................29

      5.21 Certain Payments Resulting From Transactions.....................29
      5.22 Convertible Securities...........................................29
      5.23 Compliance with Applicable Laws..................................29
      5.24 Insurance........................................................30
      5.25 Subsidiaries of STH..............................................30
      5.26 Acquisitions by STH and its Subsidiaries.........................30
      5.27 State Takeover Statutes..........................................31
      5.28 Investment Company Act of 1940...................................31
      5.29 Leases...........................................................31
      5.30 Year 2000 Compliance.............................................31

ARTICLE 6  ADDITIONAL REPRESENTATIONS AND WARRANTIES AND COVENANTS
      RELATING TO STH HOTELS AND REAL PROPERTY..............................31
      6.1 Representations and Warranties....................................31
      6.2 STH Deliverables..................................................34

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF HHTI...........................35
      7.1 Existence; Good Standing; Authority; Compliance with Law..........35
      7.2 Authorization, Validity and Effect of Agreements..................36
      7.3 Capitalization....................................................37
      7.4 Subsidiaries......................................................37
      7.5 Other Interests...................................................38
      7.6 No Violation......................................................38
      7.7 Securities Filings................................................39
      7.8 Litigation........................................................39
      7.9 Absence of Certain Changes........................................40
      7.10 Taxes............................................................40
      7.11 Books and Records................................................41
      7.12 Employee Benefit Plans...........................................41
      7.13 Labor Matters....................................................42
      7.14 No Brokers.......................................................43
      7.15 Opinion of Financial Advisor.....................................43
      7.16 STH Share Ownership..............................................43
      7.17 HHTI Common Stock................................................43
      7.18 Related Party Transactions.......................................43
      7.19 Contracts and Commitments........................................44
      7.20 Development Rights...............................................45
      7.21 Certain Payments Resulting From Transactions.....................45
      7.22 Convertible Securities...........................................45
      7.23 Compliance with Applicable Laws..................................46
      7.24 Insurance........................................................46
      7.25 Subsidiaries of HHTI.............................................46
      7.26 Acquisitions by HHTI and its Subsidiaries........................47
      7.27 State Takeover Statutes..........................................47
      7.28 Investment Company Act of 1940...................................47
      7.29 Leases...........................................................47

      7.30 Year 2000 Compliance.............................................47
      7.31 Representations and Warranties Regarding HHTI Properties.........47
      7.32 HHTI Deliverables................................................50
      7.33 HHTI Leases......................................................51

ARTICLE 8  COVENANTS........................................................51
      8.1 Acquisition Proposals.............................................51
      8.2 Earnings and Profits Dividend.....................................52
      8.3 Conduct of Businesses.............................................53
      8.4 Damage to Property................................................59
      8.5 Meetings of Shareholders..........................................59
      8.6 Filings; Other Action.............................................59
      8.7 Inspection of Records.............................................60
      8.8 Publicity.........................................................60
      8.9 Registration Statement............................................61
      8.10 Listing Application..............................................62
      8.11 Further Action...................................................62
      8.12 Expenses.........................................................62
      8.13 Governance.......................................................62
      8.14 Reorganization...................................................63
      8.15 REIT Qualification...............................................63
      8.16 Transfer and Gains Taxes.........................................63
      8.17 Third Party Consents.............................................63
      8.18 Efforts to Fulfill Conditions....................................64
      8.19 Representations, Warranties and Conditions Prior to Closing......64
      8.20 Cooperation of the Parties.......................................64
      8.21 Tax Election.....................................................64
      8.22 Directors and Officers Insurance.................................64
      8.23 STH Subsidiary Officers..........................................65
      8.24 Leases...........................................................65

ARTICLE 9  CONDITIONS.......................................................65
      9.1 Conditions to Each Party's Obligations to Effect the Merger.......65
      9.2 Conditions to Obligations of STH to Effect the Merger.............66
      9.3 Conditions to Obligation of HHTI to Effect the Merger.............67

ARTICLE 10  TERMINATION.....................................................68
      10.1 Termination by Mutual Consent....................................68
      10.2 Termination by Either HHTI or STH................................69
      10.3 Termination by STH...............................................69
      10.4 Termination by HHTI..............................................70
      10.5 Effect of Termination and Abandonment............................70
      10.6 Extension; Waiver................................................72

ARTICLE 11  GENERAL PROVISIONS..............................................73
      11.1 Survival of Representations, Warranties and Agreements...........73

      11.2 Notices..........................................................73
      11.3 Assignment; Binding Effect; Benefit..............................74
      11.4 Entire Agreement.................................................74
      11.5 Confidentiality..................................................75
      11.6 Amendment........................................................77
      11.7 Governing Law....................................................77
      11.8 Choice of Venue..................................................77
      11.9 Counterparts.....................................................77
      11.10 Headings........................................................78
      11.11 Interpretation..................................................78
      11.12 Waivers.........................................................78
      11.13 Incorporation...................................................78
      11.14 Severability....................................................78
      11.15 Enforcement of Agreement........................................78

                                    EXHIBITS

Exhibit A                     Adjustments to Earnings and Profits Amount
Exhibit B                     HHTI Hotels
Exhibit C                     [Reserved]
Exhibit D                     Form of HHTI Shareholders' Agreement
Exhibit E                     Form of Hotel Leases
Exhibit F                     Form of Non-Compete Agreement
Exhibit G                     Office Building
Exhibit H                     Humphrey Agreement
Exhibit I                     STH Hotels
Exhibit J                     Adjustments to the STH Indebtedness
Exhibit K                     Form of Sale Agreement
Exhibit L                     Form of Shareholders' Agreement
Exhibit M                     Form of Restated Articles of Incorporation
Exhibit N                     Form of Restated Bylaws
Exhibit O                     Title Affidavits

                                          SCHEDULES

Schedule 5.1(a)               STH Foreign Qualifications
Schedule 5.1(b)               STH Subsidiary Foreign Qualifications
Schedule 5.1(c)               STH Permits
Schedule 5.3 STH Derivative Securities and Obligations to Acquire Capital Stock
Schedule 5.4                  Ownership of STH Subsidiaries
Schedule 5.6                  No Violations
Schedule 5.7                  STH Securities Filings
Schedule 5.7(a)               STH Material Liabilities
Schedule 5.8                  STH Litigation
Schedule 5.9                  STH Material Changes
Schedule 5.10                 STH Tax Matters
Schedule 5.13(a)              STH Benefit Plans
Schedule 5.13(b)              Amendments to STH Benefit Plans
Schedule 5.13(c)              Claims Involving STH Benefit Plans
Schedule 5.13(d)              Benefits to Former STH Employees
Schedule 5.14                 STH Labor Agreements
Schedule 5.15                 STH Fees or Commissions
Schedule 5.18                 STH Related Party Transactions
Schedule 5.19                 STH Contracts
Schedule 5.20                 STH Development Rights
Schedule 5.21                 STH Payments Resulting from Transactions
Schedule 5.22                 STH Convertible Securities
Schedule 5.23                 STH Violations of Applicable Laws
Schedule 5.24                 STH Insurance Policies

Schedule 5.29                 STH Leases (STH as Lessee)
Schedule 6.1(a)               STH Title to Hotels
Schedule 6.1(d)               STH Operating Agreements
Schedule 6.1(e)               STH Tenant Leases
Schedule 6.1(f)                STH Condemnation Proceedings
Schedule 6.1(h)               STH Administrative Actions
Schedule 6.1(i)               STH Zoning Actions
Schedule 6.1(j)                STH Parties in Possession
Schedule 6.1(k)                STH Other Contracts
Schedule 6.1(p)               STH Real Estate Tax Matters
Schedule 6.1(r)               STH Environmental Matters
Schedule 6.1(s)               Noncompliance with STH Franchise
                              Agreements
Schedule 7.1(a)               HHTI Foreign Qualifications
Schedule 7.1(b)               HHTI Subsidiary Foreign Qualifications
Schedule 7.1(c)               HHTI Permits
Schedule 7.3                  HHTI Derivative Securities and
                              Obligations to Acquire Capital Stock
Schedule 7.4                  Ownership of HHTI Subsidiaries
Schedule 7.6                  No Violations
Schedule 7.7                  HHTI Securities Filings
Schedule 7.7(a)               HHTI Material Liabilities
Schedule 7.8                  HHTI Litigation
Schedule 7.9                  HHTI Material Changes
Schedule 7.10                 HHTI Tax Matters
Schedule 7.12(a)              HHTI Benefit Plans
Schedule 7.12(b)              Amendments to HHTI Benefit Plans
Schedule 7.12(c)              Claims Involving HHTI Benefit Plans
Schedule 7.12(d)              Benefits to Former HHTI Employees
Schedule 7.13                 HHTI Labor Agreements
Schedule 7.14                 HHTI Fees or Commissions
Schedule 7.18                 HHTI Related Party Transactions
Schedule 7.19                 HHTI Contracts
Schedule 7.20                 HHTI Development Rights
Schedule 7.21                 HHTI Payments Resulting from Transactions
Schedule 7.22                 HHTI Convertible Securities
Schedule 7.23                 HHTI Violations of Applicable Laws
Schedule 7.24                 HHTI Insurance Policies
Schedule 7.29                 HHTI Leases (HHTI as Lessee)
Schedule 7.31(a)              HHTI Title to Hotels
Schedule 7.31(d)              HHTI Operating Agreements
Schedule 7.31(e)              HHTI Tenant Leases
Schedule 7.31(f)              HHTI Condemnation Proceedings
Schedule 7.31(h)              HHTI Administrative Actions
Schedule 7.31(i)              HHTI Zoning Actions
Schedule 7.31(j)              HHTI Parties in Possession

Schedule 7.31(k)              HHTI Other Contracts
Schedule 7.31(l)              HHTI Maintenance and Defects
Schedule 7.31(n)              HHTI Real Estate Tax Matters
Schedule 7.31(o)              HHTI Environmental Matters
Schedule 7.31(p)              Noncompliance with HHTI Franchise
                              Agreements
Schedule 7.33                 Description of HHTI Leases and Hotel
                              Leases
Schedule 8.3(b)(iv)(A)        STH Options Exercisable Prior to
                              Effective Time
Schedule 8.3(b)(iv)(B)        STH Permitted Option Grants
Schedule 9.2(b)               Opinion of HHTI Counsel
Schedule 9.3(b)               Opinion of STH Counsel

                          AGREEMENT AND PLAN OF MERGER

       This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 11, 1999, is entered into by and between Humphrey Hospitality Trust, Inc., a Virginia corporation ("HHTI") and Supertel Hospitality, Inc., a Delaware corporation ("STH").

                                    RECITALS

       A. The Boards of Directors of HHTI and STH each have determined that a business combination between HHTI and STH is in the best interests of their respective shareholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have approved this Agreement and declared its advisability and have agreed to effect a merger subject to the terms and conditions set forth herein.

       B. For federal income tax purposes, STH and HHTI intend that the merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and for financial accounting purposes shall be accounted for as a "purchase."

       C. As an inducement to enter into this Agreement and to effectuate the Merger and other transactions contemplated hereby, HHTI, STH and certain affiliates of HHTI and STH have agreed to enter into certain Ancillary Agreements.

       D. HHTI and STH desire to make certain representations, warranties and agreements in connection with the Merger.

       NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HHTI and STH hereby agree as follows:

                                   DEFINITIONS

       The following capitalized terms shall have the meanings set forth herein:

       "Acquisition Proposal" shall mean any proposal or offer (including, without limitation, any proposal or offer to the target company's shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving 20% or more of the assets or equity securities (or any debt securities convertible into equity securities) of HHTI, STH or any of their respective subsidiaries, other than the transactions contemplated by this Agreement.

       "Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.

       "Ancillary Agreements" shall mean all documents, agreements and instruments required to be executed pursuant to the terms of this Agreement to which STH, any STH Subsidiary, HHTI, any HHTI Subsidiary or any affiliate of STH or HHTI is a party, including but not limited to, the Sale Agreement, the Choice Assignment Agreement, the Cendant Assignment Agreement, the Shareholders' Agreement, the Humphrey Agreement, the Non-Compete Agreement, the Hotel Leases and the HHTI Shareholders' Agreement.

       "Applicable Law" shall mean any federal, state, county or municipal law, statute, ordinance, rule, regulation, order, determination or other law (including common law) of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting any of the Hotels, Land, Personal Property, Improvements, Office Building or the business of STH, the STH Subsidiaries, HHTI or the HHTI Subsidiaries including, without limitation, all applicable codes, flood disaster laws, Environmental Laws, rules and regulations.

       "Cendant Assignment Agreement" shall mean the Supertel Omnibus Assignment and Assumption Agreement by and among STH, HHMI and Cendant.

       "Certificate" or "Certificates" shall mean a certificate or certificates which immediately prior to the Effective Time represented shares of STH Common Stock.

       "Choice Assignment Agreement" shall mean the Choice Assignment and Assumption Agreement between Choice Hotels International, Inc., HHMI and STH.

       "Closing" shall mean the closing conference described in Section 1.2.

       "Closing Date" shall be the date on which the Closing occurs.

       "Code" shall mean the Internal Revenue Code of 1986, as amended. References to particular sections or provisions of the Code shall include any successor sections or provisions.

       "Commitment" shall mean any contract, agreement, arrangement, understanding or obligation, written or oral, explicit or implicit, obligating a party to take or refrain from taking any action or to pay any sum of money.

       "Confidential Material" shall have the meaning set forth in Section 11.5(a).

       "D&O Insurance" shall have the meaning set forth in Section 8.22.

       "DGCL" shall mean the Delaware General Corporation Law, as amended.

       "E&P Record Date" shall have the meaning set forth in Section 8.2.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "Earnings and Profits Amount" shall mean the aggregate amount of STH's current and accumulated earnings and profits, as of the end of the calendar month preceding the month in which the Closing Date occurs, calculated on a federal income tax basis consistent with the earnings and profits calculations given to HHTI by STH prior to the execution of this Agreement, subject to certain adjustments thereto, as described on Exhibit A hereto, and shall be set forth in a certificate of the Chief Financial Officer of STH, certifying as to the Earnings and Profits Amount and the method of its calculation.

       "Earnings and Profits Dividend" shall mean a dividend equal to the Earnings and Profits Amount, made from STH to the holders of STH Common Stock pursuant to Section 8.2 of this Agreement.

       "Effective Date" shall mean the date on which the Effective Time occurs.

       "Effective Time" shall have the meaning set forth in Section 1.3.

       "Environmental Condition" shall mean any condition of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, wetland, any actual or potential drinking or water supply, subsurface strata, or air, including ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials from, at, in, on, or onto any of the parcels of Land.

       "Environmental Laws" shall mean any judgment, decree, statute, law (including common law), ordinance, rule, regulation or order of any Governmental Authority relating to human health or safety, natural resources or protection of the environment.

       "Environmental Noncompliance" shall mean, but is not limited to: (i) the Release of any Hazardous Material into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations standards or other criteria or guidelines established by any Environmental Law; (ii) any noncompliance of physical structure, equipment, process or premises with the requirements of building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (iii) any noncompliance with federal, state or local requirements governing occupational safety and health; (iv) any operations, procedures, designs and the like at or on any of the parcels of Land that do not conform to the statutory or regulatory requirements of any Environmental Law (including land use regulations and ordinances); (v) the failure to have obtained permits, licenses, variances or other governmental authorizations necessary for the legal use and/or operation of any equipment, process or any activity at any parcel of Land; and
(vi) the operation and/or use of any process or equipment in violation of any permit condition, schedule of compliance, administrative or court order or the like, as any of the foregoing may be applicable to any parcel of Land.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Exchange Agent" shall mean the HHTI Transfer Agent or such other exchange agent selected by HHTI and reasonably satisfactory to STH.

       "Exchange Fund" shall have the meaning set forth in Section 4.2(a).

       "Exchange Ratio" shall have the meaning set forth in Section 4.1(a).

       "Exchange Shares" shall mean the shares of HHTI Common Stock issuable in exchange for shares of STH Common Stock pursuant to Section 4.1 hereof.

       "Expenses" shall mean all documented out-of-pocket costs and expenses of a party in connection with this Agreement and the transactions contemplated hereby.

       "FF&E" shall mean as to each parcel of Land, all fixtures, furniture, furnishings, equipment, machinery, apparatus, appliances and other articles of depreciable personal property now owned or leased by the owner of such Land and located on such Land and used or usable in connection with the business or Improvements located thereon, subject to such depletion and replacements as shall occur and may be made in the normal course of business, excluding property owned by lessees, guests, employees or other persons furnishing goods and services to the business or Improvements located thereon.

       "Financial Statement Date" shall mean the date of the most recent financial statements included in the HHTI Reports or the STH Reports, as applicable.

       "Franchise Agreements" shall mean the HHTI Franchise Agreements or the STH Franchise Agreements, as applicable.

       "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement, consistently applied.

       "Governmental Authority" shall mean any local, federal, state, county, municipal or other governmental legislative body, department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

       "HHMI" shall mean Humphrey Hospitality Management, Inc., a Maryland corporation and its subsidiaries.

       "HHTI" shall mean Humphrey Hospitality Trust, Inc., a Virginia corporation.

       "HHTI Benefit Plan" shall mean any "employee benefit plan" as defined by
Section 3(3) of ERISA, or other benefit arrangement, including, without limitation, stock option, severance pay, vacation, bonus, fringe benefit or deferred compensation arrangement, covering any employee of HHTI or any HHTI Subsidiary.

       "HHTI Closing Price" shall mean the closing sale price per share of HHTI Common Stock on The Nasdaq Stock Market for the third trading day immediately preceding the Closing Date.

       "HHTI Common Stock" shall mean HHTI's common stock, par value $0.01 per share.

       "HHTI Counsel" shall mean Hunton & Williams of Richmond, Virginia.

       "HHTI Directors" shall have the meaning set forth in Section 8.13(a).

       "HHTI Employee Arrangements" shall have the meaning set forth in Section 7.21.

       "HHTI Franchise Agreements" shall mean all franchise agreements to which HHTI and/or any HHTI Subsidiary is a party or by which any HHTI Hotel is bound.

       "HHTI Hotel" shall refer to each of those 26 hotels owned by HHTI and the HHTI Subsidiaries, more particularly described on Exhibit B, including the HHTI Land, HHTI Improvements and HHTI Personal Property located on, at or used in connection with each parcel of HHTI Land.

       "HHTI Improvements" shall mean all buildings, structures and other improvements, including such fixtures as shall constitute real property, located on each parcel of HHTI Land including, but not limited to, the hotel buildings containing guest rooms, meeting rooms, dining and beverage facilities, office space, parking lots, swimming pools, sheds and other hotel amenities (but specifically excluding FF&E).

       "HHTI Indebtedness" shall mean the aggregate liabilities of HHTI as of the end of the calendar month preceding the month in which the Closing Date occurs, as accrued or as required to be accrued on the balance sheet of HHTI as of such date prepared in accordance with GAAP.

       "HHTI Insurance Policies" shall mean all insurance policies, including key-man policies, which are currently owned by HHTI or any HHTI Subsidiary and/or which name HHTI or any HHTI Subsidiary as a beneficiary.

       "HHTI Intangible Personal Property" shall mean all intangible personal property owned by HHTI or any HHTI Subsidiary and used in connection with the ownership of the HHTI Land and HHTI Hotels, including, without limitation, the HHTI Permits, general intangibles, business records relating to the HHTI Land, HHTI Personal Property and HHTI Hotels, plans and specifications, surveys and title insurance policies pertaining to the HHTI Land and HHTI Improvements, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the HHTI Land and HHTI Hotels, and any unpaid award for taking by condemnation or any damage to the HHTI Land by reason of a change of grade or location of or access to any street or highway.

       "HHTI Inventory" shall mean all "inventories" located on the HHTI Land and HHTI Improvements including all inventories of merchandise and inventories of supplies, including, without limitation, consumable supplies and any property of the type described in Section 1221(1) of the Code, but excluding property of tenants.

       "HHTI Land" shall mean those certain [26] parcels of land owned or leased and used by HHTI and the HHTI Subsidiaries in connection with the HHTI Hotels, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of HHTI and the HHTI Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

       "HHTI Lease" means all of HHTI's or any HHTI Subsidiary's interest in material leases, subleases and rental agreements (written, verbal, now or hereafter in effect) that grant a possessory interest in and to space situated on any parcel of HHTI Land or in the HHTI Improvements thereon or that otherwise grant rights with regard to use of all or any portion of such HHTI Land or HHTI Improvements, and all prepaid rentals (to the extent applicable to a period beyond the Closing Date) and security deposits under the HHTI Leases.

       "HHTI Operating Agreement" shall mean any contract of employment, management, maintenance, service, supply or rental, and other contracts outstanding relating to the operations of the HHTI Hotels, but excluding the HHTI Franchise Agreements and the HHTI Leases.

       "HHTI Permits" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation or use of the HHTI Land and HHTI Hotels or any part thereof as presently being conducted by HHTI and the HHTI Subsidiaries.

       "HHTI Personal Property" shall mean the HHTI Inventory, HHTI Tangible Personal Property and the HHTI Intangible Personal Property, but shall not include any cash.

       "HHTI Preferred Stock" shall mean HHTI's preferred stock, par value $.01 per share.

       "HHTI Reports" shall mean all reports, schedules, forms, statements and other documents HHTI has filed with the SEC or any state securities commission pursuant to the Securities Laws since August 23, 1994.

       "HHTI Shareholders' Agreement" shall mean the Shareholders' Agreement dated as of the date hereof between STH, Jeffrey Zwerdling, George R. Whittemore, Andrew A. Mayer, Leah T. Robinson, certain other members of the Zwerdling, Whittemore, Mayer and Robinson families, and trust and partnerships established for the benefit members of the Zwerdling, Whittemore, Mayer and Robinson families, which agreement shall include a voting agreement, in the form attached as Exhibit D.

       "HHTI Subsidiary" shall mean any corporation, partnership, joint venture, business trust or other entity, of which HHTI directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

       "HHTI Tangible Personal Property" shall mean the items of tangible personal property owned by HHTI and the HHTI Subsidiaries consisting of all FF&E situated on, attached to, or used in the operation of the HHTI Hotels, and all other personal property of every kind located on or used in the operation of the HHTI Hotels, but excluding property of tenants.

       "HHTI Transfer Agent" shall mean First Union National Bank or such successor transfer agent selected by HHTI.

       "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Hazardous Materials" shall mean any substance, product, matter, material, waste, solid, liquid, gas or pollutant, the use, generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge or emission of which is regulated, prohibited or limited under any Environmental Law, and shall also include, without limitation, (i) gasoline, diesel fuel, fuel oil, motor oil, waste oil and any other petroleum hydrocarbons, including any additives or other by-products associated therewith,
(ii) asbestos and asbestos-containing materials in any form, (iii) polychlorinated biphenyls, (iv) any substance the presence of which on any parcel of Land or any of the Improvements (A) requires reporting or remediation under any Environmental Law; (B) causes or threatens to cause a nuisance at any Hotel or poses or threatens to pose a hazard to the health or safety of persons at any Hotel; or (C) which, if it emanated or migrated from any Hotel, could constitute a trespass, nuisance or health or safety hazard to persons on adjacent property; (v) radon, (vi) urea formaldehyde foam insulation, and (vii) underground storage tanks, whether empty, filled or partially filled with any substance.

       "Hotel" shall refer to an HHTI Hotel or an STH Hotel, as applicable.

       "Hotel Leases" shall mean the leases dated as of the Closing Date between the Surviving Entity or its applicable affiliate, as lessor, and HHMI or its applicable affiliate, as lessee, each relating to one of the STH Hotels, providing for the rental structure described in Exhibit E and otherwise in the form attached as Exhibit E.

       "Humphrey Agreement" shall mean the Agreement of even date herewith among HHTI, STH, Humphrey Hospitality Limited Partnership, L.P., James I. Humphrey, Jr., and certain affiliates of Mr. Humphrey, which agreement shall include restrictions on transfer and a voting agreement, in the form attached as Exhibit H.

       "IRS" shall mean the Internal Revenue Service.

       "Improvements" shall mean refer to HHTI Improvements or STH Improvements, as applicable.

       "Indebtedness" shall refer to the HHTI Indebtedness or the STH Indebtedness, as applicable.

       "Land" refers to the HHTI Land or the STH Land, as applicable.

       "Liquidated Damages Amount" shall mean $1,200,000.

       "Material Adverse Effect" shall mean, with (a) with respect to STH, a material adverse effect on the business, results of operations, condition (financial or otherwise) of STH, the STH Subsidiaries or the property of STH and the STH Subsidiaries, taken as a whole, or the ability of STH to perform the transactions contemplated by this Agreement, (b) with respect to HHTI, a material adverse effect on the business, results of operations, condition (financial or otherwise) of HHTI, the HHTI Subsidiaries or the property of HHTI and the HHTI Subsidiaries, taken as a whole, or the ability of HHTI to perform the transactions contemplated by this Agreement, or (c) with respect to HHTI or STH, a material adverse effect on the business, results of operations, condition (financial or otherwise) of the Surviving Entity, its properties or subsidiaries, taken as a whole.

       "Merger" shall have the meaning set forth in Section 1.1.

       "Non-Compete Agreement" shall mean a Non-Compete Agreement dated as of the Closing Date among Paul J. Schulte, Steve Borgmann and HHTI, in the form attached as Exhibit F.

       "Notice 88-19 Election" shall mean an election pursuant to IRS Notice 88-19 to be subject to rules similar to the rules of Section 1374 of the Code.

       "Office Building" shall mean that parcel of land owned and used by STH and the STH Subsidiaries and described on Exhibit G hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of STH and the STH Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired together with all buildings, structures and other improvements, including such fixtures as shall constitute real property, located thereon but not limited to the actual office building, parking lots, sheds and other amenities.

       "Permits" refers to the HHTI Permits or STH Permits, as applicable.

       "Permitted Title Exceptions" shall mean, with respect to a parcel of Land, those exceptions to the title to the Land or Improvements thereon that:
(a) constitute a mortgage, deed of trust, lien, encumbrance or security interest that after the Closing would secure any of the Indebtedness, or (b) constitute a restriction, covenant, agreement or title defect disclosed (i) in the land records applicable to the Land or Improvements as of the date hereof, or (ii) in the Schedules and documents made available by STH to HHTI, and by HHTI to STH, as the case may be prior to the date hereof.

       "Personal Property" shall refer to the HHTI Personal Property or the STH Personal Property, as applicable.

       "Providing Party" shall have the meaning set forth in Section 11.5(a).

       "Providing Party Representatives" shall have the meaning set forth in
Section 11.5(a).

       "Proxy Statement" shall mean the preliminary proxy statement for each of STH and HHTI, to be filed with the SEC by HHTI and STH as soon as practicable after the date of this Agreement.

       "Qualified REIT Subsidiary" shall have the meaning set forth in Section 856(i) of the Code.

       "Qualifying Income" shall have the meaning set forth in Section
10.5(a)(i).

       "REIT" shall mean real estate investment trust, as defined by Section 856 of the Code and applicable Treasury Regulations.

       "Receiving Party" shall have the meaning set forth in Section 11.5(a).

       "Receiving Party Representatives" shall have the meaning set forth in
Section 11.5(a).

       "Registration Statement" shall mean a registration statement on Form S-4 prepared and filed with the SEC by HHTI in connection with the Merger, in which the Proxy Statement will be included as a prospectus.

       "Regulatory Filings" shall mean (i) any filings required under Section 14 of the Exchange Act, the Securities Act, the HSR Act or applicable state securities and "Blue Sky" laws or (ii) the filing of a certificate of merger with the Secretary of State of the State of Delaware or articles of merger with the VSCC.

       "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping of any Hazardous Material. The term shall be interpreted to include both the present and the past tense, as appropriate.

       "Rule 145" shall mean Rule 145 of the rules promulgated under the Securities Act.

       "SEC" shall mean the U.S. Securities and Exchange Commission.

       "STH" shall mean Supertel Hospitality, Inc., a Delaware corporation.

       "STH Benefit Plan" shall mean any "employee benefit plan" as defined by
Section 3(3) of ERISA, or other benefit arrangement, including, without limitation, stock option, severance pay, vacation, bonus, fringe benefit or deferred compensation arrangement, covering any employee of STH or any STH Subsidiary.

       "STH Common Stock" shall mean STH's common stock, par value $0.01 per share.

       "STH Counsel" shall mean McGrath, North, Mullin & Kratz, P.C. of Omaha, Nebraska.

       "STH Directors" shall have the meaning set forth in Section 8.13(a).

       "STH Employee Arrangements" shall have the meaning set forth in Section 5.21.

       "STH Franchise Agreements" shall mean all franchise agreements to which STH and/or any STH Subsidiary is a party or by which any STH Hotel is bound.

       "STH Hotel" shall refer to each of those 63 hotels owned by STH and the STH Subsidiaries, more particularly described on Exhibit I, including the STH Land, STH Improvements and STH Personal Property located on, at or used in connection with each parcel of STH Land.

       "STH Improvements" shall mean all buildings, structures and other improvements, including such fixtures as shall constitute real property, located on each parcel of STH Land including, but not limited to, the hotel buildings containing guest rooms, meeting rooms, dining and beverage facilities, office space, parking lots, swimming pools, sheds and other hotel amenities (but specifically excluding FF&E), and the Office Building.

       "STH Indebtedness" shall mean the aggregate liabilities of STH as of the end of the calendar month preceding the month in which the Closing Date occurs, as accrued or as required to be accrued on the balance sheet of STH as of such date prepared in accordance with GAAP, subject, however, to those adjustments set forth on Exhibit J hereto.

       "STH Insurance Policies" shall mean all insurance policies, including key-man policies, which are currently owned by STH or any STH Subsidiary and/or which name STH or any STH Subsidiary as a beneficiary.

       "STH Intangible Personal Property" shall mean all intangible personal property owned by STH or any STH Subsidiary, and used in connection with the ownership of the STH Land, STH Hotels and the Office Building, including, without limitation, the STH Permits, general intangibles, business records relating to the STH Land, STH Personal Property, STH Hotels and the Office Building, plans and specifications, surveys and title insurance policies pertaining to the STH Land and STH Improvements, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Office Building, STH Land and STH Hotels, and any unpaid award for taking by condemnation or any damage to the STH Land by reason of a change of grade or location of or access to any street or highway.

       "STH Inventory" shall mean all "inventories" located on the STH Land and STH Improvements including all inventories of merchandise and inventories of supplies, including, without limitation, consumable supplies and any property of the type described in Section 1221(1) of the Code, but excluding property of tenants.

       "STH Land" shall mean those certain [__] parcels of land owned and used by STH and the STH Subsidiaries in connection with the STH Hotels, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of STH and the STH Subsidiaries therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired, as well as the Office Building.

       "STH Lease" means all of STH's or any STH Subsidiary's interest in material leases, subleases and rental agreements (written, verbal, now or hereafter in effect) that grant a possessory interest in and to space situated on any parcel of STH Land or in the STH Improvements thereon or that otherwise grant rights with regard to use of all or any portion of such STH Land or STH Improvements, and all prepaid rentals (to the extent applicable to a period beyond the Closing Date) and security deposits under the STH Leases.

       "STH Operating Agreement" shall mean any contract of employment, management, maintenance, service, supply or rental, and other contracts outstanding relating to the operations of the STH Hotels, but excluding the STH Franchise Agreements and the STH Leases.

       "STH Option" shall mean any option to purchase shares of STH Common Stock granted under the STH Stock Option Plans or otherwise (collectively, "STH Options").

       "STH Permits" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation or use of the STH Land, STH Hotels and the Office Building or any part thereof as presently being conducted by STH and the STH Subsidiaries.

       "STH Personal Property" shall mean the STH Inventory, STH Tangible Personal Property and the STH Intangible Personal Property, but shall not include any cash.

       "STH Preferred Stock" shall mean STH's Class A Preferred Stock, par value $1.00 per share.

       "STH Reports" mean all reports, schedules, forms, statements and other documents STH has filed with the SEC or any state securities commission pursuant to the Securities Laws since March 1, 1994.

       "STH Stock Option Plans" shall mean, collectively, STH's 1994 Stock Option Plan and 1997 Stock Option Plan.

       "STH Subsidiary" shall mean any corporation, partnership, joint venture, business trust or other entity, of which STH directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

       "STH Tangible Personal Property" shall mean the items of tangible personal property owned by STH and the STH Subsidiaries consisting of all FF&E situated on, attached to, or used in the operation of the STH Hotels and the Office Building, and all other personal property of every kind located on or used in the operation of the STH Hotels and the Office Building, but excluding property of tenants.

       "Sale Agreement" shall mean the Agreement of Sale dated as of the date of this Agreement between STH, Simplex, Inc., HHTI and HHMI, in the form attached hereto as Exhibit K.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Securities Laws" shall mean the Securities Act, the Exchange Act, any state securities or "Blue Sky" laws, and the rules and regulations promulgated thereunder.

       "Shareholders' Agreement" shall mean the Shareholders' Agreement dated as of the date hereof between HHTI, Paul J. Schulte, Steve Borgmann, certain other members of the Schulte and Borgmann families, and trusts and partnerships established for the benefit of members of the Schulte and Borgmann families, which agreement shall include a voting agreement, a 180-day restriction on certain sales of shares of HHTI Common Stock and the grant of certain piggyback registration rights, in the form attached as Exhibit L.

       "Superior Proposal" means a bona fide, written and unsolicited Acquisition Proposal containing terms which the Board of Directors of the party receiving such proposal or offer determines in good faith (with the advice of independent financial advisors and outside legal counsel), would, if consummated, be more favorable than the transactions contemplated hereby.

       "Survey" shall mean the survey of a parcel of Land and the Improvements located thereon.

       "Surviving Entity" shall have the meaning set forth in Section 1.1.

       "Takeover Statute" shall mean any "fair price," "business combination," "moratorium," "control share acquisition," or any other anti-takeover statute or similar statute or regulation enacted under state or federal law.

       "Title Commitments" shall mean commitments by the Title Company to provide new ALTA Form 1970B owner's policies of title insurance issued to the owner of a parcel of Land, pursuant to which policy the Title Company will insure ownership in fee simple title to the Land and Improvements thereon (including the marketability thereof) subject only to Permitted

Title Exceptions. The Title Commitments shall commit the Title Company to provide such endorsements as are reasonably acceptable to HHTI, including, without limitation, zoning and non-imputation endorsements.

       "Title Company" shall mean Chicago Title Insurance Company, or another title company acceptable to HHTI.

       "Title Policies" shall mean ALTA Form 1970B owner's policies of title insurance issued to the owner of a parcel of Land by the Title Company, pursuant to which the Title Company insures ownership of fee simple title to the Land and Improvements thereon (including the marketability thereof) subject only to Permitted Title Exceptions. The Title Policies shall contain such endorsements as are reasonably acceptable to HHTI, including, without limitation, zoning and non-imputation endorsements.

       "Title Update" shall mean, as to any Title Policy, the written confirmation of the Title Company that issued such Title Policy of all matters of a public record affecting all or any portion of the property covered by such Title Policy that have been filed in the public record since the effective date of the coverage of such Title Policy.

       "Treasury Regulations" shall mean the current, temporary and proposed income tax regulations under the Code, as amended from time to time.

       "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

       "VSCC" shall mean the Virginia State Corporation Commission.

       "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the computer systems and other automated equipment used by an entity in connection with the conduct of its business, including, without limitation, all hardware, software and operating systems, (i) are able to accurately recognize, represent, process, manage and manipulate date and date-sensitive data (including, but not limited to, calculating, comparing, sorting, tagging and sequencing), in both input and output, whether the date field uses 2 or 4 digits or any other date coding schema, including "leap year" calculations and will not cause an abnormal ending scenario within the application domain or generate incorrect values involving such dates, (ii) with respect to system time for all hardware, software and operating systems, automatically function into and beyond the year 2000 C.E. without intervention and that all applications and components will correctly interpret system time into and beyond the year 2000 C.E., and (iii) are able to accurately recognize, represent, process and manage any date fields currently assigned special values (e.g., 99/99/99 or 00/00/00), if any.

       "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

                                    ARTICLE 1

                                   THE MERGER

       1.1    THE MERGER.

              Subject to the terms and conditions of this Agreement, and in accordance with the DGCL and the VSCA, at the Effective Time STH shall be merged with and into HHTI (the "Merger"). Upon the consummation of the Merger, the separate existence of STH shall cease and HHTI shall be the surviving entity in the Merger (the "Surviving Entity"). The Merger shall have the effects specified in Section 252 of the DGCL and Section 13.1-721 of the VSCA.

       1.2    THE CLOSING.

              Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Hunton & Williams, located at Riverfront Plaza, 951 East Byrd Street, Richmond, Virginia, 23219, at 9:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article 9, or at such other time, date or place as HHTI and STH may agree.

       1.3    EFFECTIVE TIME.

              If all the conditions to the Merger set forth in Article 9 shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article 10), HHTI and STH shall cause a certificate of merger satisfying the requirements of the DGCL and articles of merger satisfying the requirements of the VSCA to be properly executed, verified and delivered for filing in accordance with the DGCL and the VSCA and shall make all other filings or recordings required under the DGCL and the VSCA. The Merger shall become effective upon the later of (i) the filing of the articles of merger with the VSCC and the issuance of a certificate of merger by the VSCC, all in accordance with the VSCA and (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time which HHTI and STH shall have agreed upon and designated in such filings in accordance with applicable law (the "Effective Time").

                                    ARTICLE 2

               CHARTER, BYLAWS AND SHARES OF THE SURVIVING ENTITY

       2.1    ARTICLES OF INCORPORATION.

              The Restated Articles of Incorporation of HHTI attached hereto as Exhibit M shall be the Restated Articles of Incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

       2.2    BYLAWS.

              The Restated Bylaws of HHTI attached hereto as Exhibit N shall be the Bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

       2.3    OUTSTANDING SHARES.

              Each share of HHTI Common Stock issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall represent one share of Common Stock, par value $.01 per share, of the Surviving Entity, immediately following the Effective Time.

                                    ARTICLE 3

                             DIRECTORS AND OFFICERS

       3.1    DIRECTORS.

              Subject and pursuant to Section 8.13(a) hereof, at the Effective Time, the Board of Directors of the Surviving Entity shall consist of the following seven (7) individuals, who shall serve until the 2000 annual meeting of the shareholders of the Surviving Entity: James I. Humphrey, George R. Whittemore, Jeffrey Zwerdling, Paul J. Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano.

       3.2    OFFICERS.

              Subject and pursuant to Section 8.13(b) hereof, at the Effective Time, the Board of Directors of the Surviving Entity shall elect Mr. Schulte as Chairman of the Board of Directors and Chief Executive Officer of the Surviving Entity, James I. Humphrey as Vice Chairman of the Board of Directors and President and Chief Operating Officer of the Surviving Entity, and Steve Borgmann as Executive Vice President of the Surviving Entity.

                                    ARTICLE 4

                                    STH STOCK

       4.1    CONVERSION OF THE STH STOCK.

              (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of STH Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive 1.3 shares of HHTI Common Stock (the "Exchange Ratio").

              (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time each holder of a Certificate shall thereafter cease to have any rights with respect to such shares of STH Common Stock, except the right to receive, upon the surrender of such Certificate, without interest, the Exchange Shares and cash for fractional Exchange Shares in accordance with this Article 4.

              (c) Each share of STH Common Stock issued and held in STH's treasury at the Effective Time, if any, shall, by virtue of the Merger, be canceled and retired without payment of any consideration therefor.

              (d) (i) Prior to the Effective Time, the Board of Directors of STH (or, if appropriate, any committee administering the STH Stock Option Plans) shall adopt such resolutions or take such other actions as may be required, if any, to effect the following with respect to all STH Options:

                     (A) adjust the terms of all such STH Options to provide that all outstanding STH Options which have not become fully exercisable before the E&P Record Date shall be exercisable, in whole or in part on or before the E&P Record Date, subject to Section 4.1(d)(i)(B);

                     (B) adjust the terms of all such STH Options to provide that, at the Effective Time, (1) such options shall be exercisable for the number of shares of HHTI equal to the number of shares of STH Common Stock subject to such STH Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (2) the per share exercise price under each such STH Option shall be adjusted by dividing the per share exercise price under each such STH Option by the Exchange Ratio and rounding up any fraction of a cent to the nearest cent, subject to the provisions of Section 4.1(b) hereof; and

                     (C) within 15 days after the date of this Agreement, send a written notice to the holders of STH Options and participants in the STH Stock Option Plan describing the above changes, the means by which they may exercise their STH Options prior to the Effective Date, and the consequences of a failure to exercise the STH Options prior to the E&P Record Date and the Effective Date, as the case may be.

              (ii) From and after the date of this Agreement, except for STH Options to be granted as described in Schedule 8.3(b)(iv), no additional STH Options or other compensatory awards under which STH Common Stock may be issued shall be granted or awarded by STH or the STH Subsidiaries under the STH Stock Option Plans or otherwise, and other than the adjustments set forth in Section 4.1(i) above, neither the Board of Directors of STH nor any committee administering the STH Stock Option Plans shall adjust or modify the terms of the STH Stock Option Plans.

              (iii) At the Effective Time, HHTI shall (A) assume each STH Option outstanding and not exercised prior to the Effective Time and each stock option agreement evidencing such STH Options and (B) adopt a stock option plan to administer such STH Options. The stock option plan adopted by HHTI shall have terms and conditions substantially similar to those of the STH Stock Option Plans, except that from and after the Effective Time, (i) HHTI and the HHTI Board of Directors (or a committee thereof) shall be substituted for STH and the STH Board of Directors or any committee thereof administering such STH Stock Option Plans, (ii) each STH Option assumed by HHTI may be exercised solely for shares of HHTI Common Stock (or cash, if so provided under the terms of such STH Option), and (iii) the number of shares of HHTI Common Stock subject to such STH Option shall be adjusted as set forth in Section 4.1(i)(B).

              (iv) Notwithstanding any other provisions of Section 4.1(d), each STH Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

              (v) Each of STH and HHTI agrees to take all necessary steps to effectuate the foregoing provisions of this Section 4.1(d), including using its reasonable efforts to obtain from each holder of an STH Option any consent or contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 4.1(d).

       4.2    EXCHANGE OF CERTIFICATES REPRESENTING STH COMMON STOCK.

              (a) As of the Effective Time, HHTI shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of STH Common Stock, for exchange in accordance with this Article 4, certificates representing the Exchange Shares and the cash in lieu of fractional Exchange Shares (such cash and certificates for Exchange Shares, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
4.1 and paid pursuant to this Section 4.2, in exchange for outstanding shares of STH Common Stock.

              (b) Promptly after the Effective Time, HHTI shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HHTI may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Exchange Shares and cash in lieu of fractional Exchange Shares pursuant to the terms hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole Exchange Shares and (B) a check representing the amount of cash in lieu of fractional Exchange Shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled.

              No interest will be paid or accrued on the cash in lieu of fractional Exchange Shares, if any, payable to holders of Certificates. In the event of a transfer of ownership of STH Common Stock which is not registered in the transfer records of STH, a certificate representing the proper number of Exchange Shares, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing shares of such STH Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

              (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Exchange Shares shall be paid with respect to any shares of STH Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Exchange Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date and payment date after the Effective Time but prior to surrender, payable with respect to such whole Exchange Shares less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchange Shares, less the amount of any withholding taxes which may be required thereon.

              (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of STH of the shares of STH Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to HHTI, they shall be delivered to the Exchange Agent, canceled and exchanged for certificates for Exchange Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

              (e) No fractional shares of HHTI Common Stock shall be issued pursuant hereto. Notwithstanding any other provision of this Agreement, each holder of shares of STH Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HHTI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this
Section 4.2(e), a cash payment in lieu of such fractional share of HHTI Common Stock, determined by multiplying the fraction by the HHTI Closing Price.

              (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Exchange Shares) that remains unclaimed by the former stockholders of STH one year after the Effective Time shall be delivered to HHTI. Any former stockholders of STH who have not theretofore complied with this Article 4 shall thereafter look only to HHTI for delivery of their Exchange Shares and payment of cash in lieu of fractional shares and unpaid dividends and distributions on the Exchange Shares deliverable in respect of each share of STH Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

              (g) None of HHTI, STH, the Exchange Agent or any other person shall be liable to any former holder of shares of STH Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by HHTI or the Exchange Agent, the posting by such person of a bond in such reasonable amount as HHTI may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or HHTI will issue in exchange for such lost, stolen or destroyed Certificate the Exchange Shares and cash in lieu of fractional shares, and unpaid dividends and distributions on the Exchange Shares as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

       4.3    WITHHOLDING RIGHTS.

              HHTI shall be entitled to deduct from any consideration otherwise payable pursuant to this Agreement to any holder of STH Common Stock such amounts as HHTI is required to deduct and withhold with respect to the making of such payment under the Code, Treasury Regulations or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HHTI, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of STH Common Stock in respect of which such deduction and withholding was made by HHTI.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF STH

              STH represents and warrants to HHTI as set forth below:

       5.1    EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

              (a) STH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. STH is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
Schedule 5.1(a) attached hereto is a true and correct list of each jurisdiction in which STH is qualified or licensed as a foreign corporation. STH has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

              (b) Each STH Subsidiary is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Schedule 5.1(b) attached hereto is a true and correct list of each jurisdiction in which each STH Subsidiary is qualified or licensed as a foreign entity.

              (c) Neither STH nor any of the STH Subsidiaries is in violation of any order of any court, Governmental Authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which STH or any STH Subsidiary or any of their respective properties or assets are subject, where such violation would have a Material Adverse Effect. STH and the STH Subsidiaries have obtained all licenses, permits, contract rights, including, without limitation, any necessary franchise arrangements, and other authorizations and have taken all actions required by Applicable Law, governmental regulations or otherwise in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. Schedule 5.1(c) attached hereto is a true and complete list of all necessary STH Permits held or required to be held by STH or any STH Subsidiary, other than any STH Permit of which the failure to obtain would not have a Material Adverse Effect.

              (d) Complete and correct copies of STH's Certificate of Incorporation and the STH Subsidiaries' charters and bylaws or other organizational documents, as the case may be, which reflect all amendments made thereto, have been delivered or made available to HHTI and its counsel. The minute books and other records of STH and the STH Subsidiaries are complete and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of STH and the boards of directors, partners or managers of the STH Subsidiaries. Neither STH nor any STH Subsidiary is in default under or in violation of any provision of their respective charters or bylaws.

       5.2    AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

              STH and the STH Subsidiaries have the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement, including, without limitation, the Ancillary Agreements. Subject only to the adoption of this Agreement by the holders of a majority of the outstanding shares of STH Common Stock, the consummation by STH of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of STH and the STH Subsidiaries and no other corporate action on the part of STH or the STH Subsidiaries is necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by STH and constitutes, and the Ancillary Agreements to which STH is a party (when executed and delivered by STH pursuant thereto) will constitute, the valid and legally binding obligations of STH, enforceable against STH in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

       5.3    CAPITALIZATION.

              The authorized capital stock of STH consists of 10,000,000 shares of STH Common Stock and 1,000,000 shares of STH Preferred Stock. As of June 7, 1999 (a) 4,843,400 shares of STH Common Stock were issued and outstanding, and no shares of STH Preferred Stock are issued and outstanding, (b) no shares of STH Common Stock or STH Preferred Stock were held by STH in its treasury, and
(c) 190,300 shares of STH Common Stock were issuable upon the exercise of the STH Options, as described on Schedule 5.3. STH has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of STH on any matter. All such issued and outstanding shares of STH Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except (i) for the STH Options issued pursuant to the STH Stock Option Plans and (ii) except as provided on Schedule 5.3 hereto, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate STH or any of the STH Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of STH or any of the STH Subsidiaries. There are no agreements or understandings to which STH is a party with respect to the voting of any shares of STH Common Stock or which restrict the transfer of any such shares. Except as set forth in Schedule 5.3 hereto, there are no outstanding contractual obligations of STH or any of the STH Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of STH or any capital stock, voting securities or other securities or other ownership interests in any of the STH Subsidiaries or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than one of the STH Subsidiaries). After the Effective Time, HHTI will have no obligation to issue, transfer or sell any shares of capital stock or other equity interest of STH or HHTI pursuant to any STH Benefit Plan.

       5.4    SUBSIDIARIES.

              The outstanding shares of capital stock or other form of ownership interests of the STH Subsidiaries are owned as set forth on Schedule 5.4 hereto. Except as set forth on Schedule 5.4 hereto, each of the outstanding shares of capital stock or other form of ownership interest in each of the STH Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned as set forth on Schedule 5.4, free and clear of all liens, pledges, security interests, voting agreements, claims or other encumbrances. The following information for each STH Subsidiary is set forth on Schedule 5.4, if applicable: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock or other form of ownership interest; (c) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or other form of ownership interest held by it; and (d) the name, ownership structure and equity owners of the general partner(s), if any. In the case of each STH Subsidiary that is a corporation (or that is classified as a corporation for federal income tax purposes), all of the outstanding capital stock or other form of equity interest of that entity is owned by STH, one or more other STH Subsidiaries that are corporations (or that are classified as corporations for federal income tax purposes), or a combination of the foregoing.

       5.5    OTHER INTERESTS.

              Except for interests in the STH Subsidiaries, neither STH nor any STH Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       5.6    NO VIOLATION.

              Except as contemplated by Section 4.1(d)(i) hereof and as set forth on Schedule 5.6, neither the execution and delivery by STH of this Agreement or the Ancillary Agreements nor the consummation by STH and the STH Subsidiaries of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of STH or the charter, bylaws or other organizational documents of any of the STH Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the STH Stock Option Plans, or any grant or award made under any of the foregoing; (c) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of STH or the STH Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, Commitment or obligation to which STH or any of the STH Subsidiaries is a party, or by which STH or any of the STH Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (d) other than any Regulatory Filings and the approval of the STH and HHTI shareholders, require STH to make, obtain or give any consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any domestic governmental or regulatory authority, or any other entity or person (including, without limitation, its directors) except where the failure to make, obtain or give any such consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any governmental or regulatory authority or other entity or person would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of determining compliance with the HSR Act, STH confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

       5.7    SECURITIES FILINGS.

              Schedule 5.7 hereto sets forth all STH Reports, and such STH Reports constitute all reports, schedules, forms, statements and other documents required to be filed by STH under the Securities Laws since March 1, 1994.

              As of their respective dates, the STH Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of STH included in or incorporated by reference into the STH Reports (including the related notes and schedules) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in all material respects in accordance with GAAP, and (iii) fairly presented in all material respects the consolidated financial position of STH and the STH Subsidiaries as of its date in conformity with GAAP. Each of the consolidated statements of income, retained earnings and cash flows of STH included in or incorporated by reference into the STH Reports (including any related notes and schedules) (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in all material respects in accordance with GAAP, and (C) fairly presented in all material respects the results of operations, retained earnings or cash flows, as the case may be, of STH and the STH Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in conformity with GAAP.

              Except as and to the extent set forth in the STH Reports and as set forth on Schedule 5.7(a), neither STH nor any of the STH Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of STH or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date which would not have a Material Adverse Effect.

       5.8    LITIGATION.

              Except as set forth on Schedule 5.8 hereto, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Authority to which STH or any STH Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of STH, to which any of its directors, officers or affiliates is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings (whether insured or uninsured) pending against STH or any STH Subsidiary or, to the knowledge of STH, against any of its directors, officers or affiliates or, to the knowledge of STH, threatened against STH or any STH Subsidiary or against any of its directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

       5.9    ABSENCE OF CERTAIN CHANGES.

              Except as disclosed in the STH Reports filed with the SEC prior to the date hereof or as set forth on Schedule 5.9 hereto, since the Financial Statement Date, (a) STH and the STH Subsidiaries have conducted their business in all material respects in the ordinary course of such business (which, for purposes of this Section 5.9 only, shall include all acquisitions and/or development of real estate properties and financing arrangements made in connection therewith and the operation of the hotels located thereon as set forth on Schedule 5.9 hereto); (b) no event has caused a Material Adverse Effect and there has been no event, occurrence or circumstance that with the passage of time would reasonably be expected to cause a Material Adverse Effect; (c) except as otherwise permitted pursuant to the terms of this Agreement, as of the date hereof there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to STH's capital stock or any split, combination or reclassification of STH's capital stock; and (d) there has not been any material change in STH's accounting principles, practices or methods. There are no material unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting STH or any STH Subsidiary or to which any of them is a party.

       5.10   TAXES.

              (a) Except as set forth on Schedule 5.10 hereto, as of the date hereof, STH and each of its Subsidiaries (i) have timely filed all federal, state and foreign tax returns, including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete to the knowledge of STH in all material respects, (ii) have paid or accrued in accordance with GAAP all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and (iii) have properly accrued in accordance with GAAP all taxes for such periods and periods subsequent to the periods covered by such returns, other than, as to clauses (i), (ii) and (iii), any failure or failures that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 5.10 hereto, as of the date hereof, neither STH nor any of the STH Subsidiaries has received written notice that the federal, state or local income or franchise tax returns of STH or any STH Subsidiary will be examined by any taxing authority, or that any such examination is ongoing. Except as set forth on Schedule 5.10 hereto, neither STH nor any of the STH Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

              (b) Except as set forth on Schedule 5.10, neither STH nor any of the STH Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income and franchise tax returns filed by STH and each of the STH Subsidiaries have been delivered to HHTI or made available to representatives of HHTI. Except as set forth on
Schedule 5.10 hereto, the tax returns filed by STH and any STH Subsidiary have not been, and, to the knowledge of

STH, are not being examined by the IRS or other relevant taxing authorities for any period nor are there any pending or, to the knowledge of STH, threatened examinations, tax claims or deficiencies asserted by any such authorities. There are no tax liens on any of the property of STH. Except as otherwise disclosed on
Schedule 5.10, STH is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement.

              (c) Neither STH nor any of the STH Subsidiaries (i) has made or entered into, or holds any asset that is subject to, a consent filed pursuant to
Section 341(f) of the Code and the Treasury Regulations or a "safe harbor lease" subject to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984 or (ii) is required to include in income any amount for an adjustment pursuant to Section 481 of the Code.

              (d) Neither STH nor any STH Subsidiary has taken any action, or has any reason to believe that any conditions exist, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

              For purposes of this Section 5.10, "taxes" includes any federal, state, local or foreign income, gross receipts, license, payroll, employment, withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any interest, penalty or additional amount payable with respect to any tax.

       5.11   EARNINGS AND PROFITS.

              The current and accumulated earnings and profits of STH as computed for federal income tax purposes as of April 30, 1999, was approximately $20,839,518. After consultation with its tax and accounting advisors, STH estimates that its current and accumulated earnings and profits for federal income tax purposes as of August 31, 1999, will, to the knowledge of STH, be approximately $22,651,650 - $24,111,423.

       5.12   BOOKS AND RECORDS.

              All books and records relating to operating income and expenses of all of the STH Hotels and the Office Building furnished or made available to HHTI by STH or STH's agent were complete and were and shall be those maintained by STH in regard to the STH Hotels and the Office Building in accordance with GAAP. The books of account and other financial records of STH and the STH Subsidiaries are accurately reflected in all material respects in the financial statements included in the STH Reports.

       5.13   EMPLOYEE BENEFIT PLANS.


              (a) All STH Benefit Plans are set forth in Schedule 5.13(a) hereto. True and complete copies of the STH Benefit Plans have been made available to HHTI. To the extent applicable, the STH Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any STH Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No STH Benefit Plan is covered by, nor has STH or any entity under "common control" with STH within the meaning of ERISA Section 4001 ever maintained or been required to contribute to, any plan covered by Title IV of

ERISA or Section 412 of the Code. Neither STH nor any STH Subsidiary has incurred, or engaged in any conduct that could cause it to incur, any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each STH Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto, including, without limitation, reporting, disclosure and group health plan continuation coverage requirements.

              (b) Except as disclosed on Schedule 5.13(b), since the date of the most recent audited financial statements of STH, neither STH nor any STH Subsidiary has adopted or amended in any material respect any STH Benefit Plan.

              (c) Except as set forth on Schedule 5.13(c), there are no pending or, to the knowledge of STH, threatened claims against or otherwise involving any of the STH Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of STH Benefit Plan activities) has been brought against or with respect to any such STH Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. All material contributions required to be made as of the date hereof to the STH Benefit Plans have been made or provided for. Neither STH nor any of the STH Subsidiaries has any liabilities or obligations with respect to any such STH Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of STH are any such liabilities or obligations expected to be incurred, except for ongoing funding obligations or contributory obligations required by the terms of any STH Benefit Plan. Neither STH nor any entity under "common control" with STH within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

              (d) Except as set forth on Schedule 5.13(d), STH does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and STH has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

       5.14   LABOR MATTERS.

              Except as set forth on Schedule 5.14, neither STH nor any of the STH Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of STH, threatened against STH or the STH Subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect. To the knowledge of STH, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of STH or any of the STH Subsidiaries. Except as set forth on Schedule 5.14, there have been no work stoppages, strikes or other concerted actions by employees of STH or any of the STH Subsidiaries other than those that would not have a Material Adverse Effect.

       5.15   NO BROKERS.

              Except the fee to be paid to ABN AMRO Incorporated by STH as described on Schedule 5.15, neither STH nor any STH Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of STH, any STH Subsidiary, HHTI, any HHTI Subsidiary or HHMI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby. Neither STH nor any STH Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby.

       5.16   OPINION OF FINANCIAL ADVISOR.

              STH has retained ABN AMRO Incorporated to review the transactions contemplated by this Agreement and the Ancillary Agreements and has received an opinion from ABN AMRO Incorporated on or before the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received by STH and the holders of STH Common Stock pursuant to this Agreement is fair from a financial point of view.

       5.17   HHTI SHARE OWNERSHIP.

              Neither STH nor any of the STH Subsidiaries owns any shares of capital stock of HHTI or other securities convertible into shares of capital stock of HHTI.

       5.18   RELATED PARTY TRANSACTIONS.

              Except as set forth on Schedule 5.18, there are no arrangements, agreements or contracts entered into by STH or any of the STH Subsidiaries with
(a) any consultant, (b) any person who is an officer, director or affiliate of STH or any of the STH Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired STH Common Stock in a private placement. Copies of such documents, all of which have been delivered to HHTI prior to the date hereof, were true, complete and correct when delivered.

       5.19   CONTRACTS AND COMMITMENTS.

              (a) Schedule 5.19 hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to HHTI), to which STH or any of the STH Subsidiaries is a party or by which any STH Hotel or the Office Building is bound:

              (i) all contracts providing for the leasing or management of one or more of the STH Hotels or the Office Building or any portion of one or more of the STH Hotels;

              (ii) all STH Franchise Agreements;

              (iii) all material contracts providing for a commitment of employment or consultation services for a specified or unspecified term;

              (iv) all contracts with any person containing any provision or covenant prohibiting or materially limiting the ability of STH or any of the STH Subsidiaries to engage in any business activity, hire employees, solicit customers or otherwise compete with any person;

              (v) all partnership, joint venture, stockholders' or other similar contracts with any person;

              (vi) all notes, debentures, bonds and other evidence of Indebtedness;

              (vii) all contracts relating to any business combination;

              (viii) all contracts between or among STH or any of the STH Subsidiaries, on the one hand, and any of their stockholders or affiliates, on the other hand;

              (ix) all collective bargaining or similar labor contracts; and

              (x) all other contracts that involve the annual payment or potential annual payment pursuant to the terms of such contract, by or to STH or any of the STH Subsidiaries of more than $25,000 or aggregate payments in excess of $100,000 that will not (A) be fully performed on or prior to the Effective Time, (B) expire by their terms prior to the Effective Time, or (C) be cancelable by the Surviving Entity, without penalty, upon not more than 30 days notice, including, without limitation, all leases, contracts for purchase and sale of assets, advance booking contracts and banquet contracts.

              (b) Each contract required to be disclosed on Schedule 5.19 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, except as disclosed on Schedule 5.19, neither STH, any of the STH Subsidiaries nor, to the knowledge of STH, any other party to such contract is in violation, breach or default under any such contract (or with notice or lapse of time or both would be in violation, breach or default under any such contract), the effect of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

              (c) The STH Franchise Agreements disclosed on Schedule 5.19 constitute all of the franchise or similar agreements necessary to operate and manage the STH Hotels and neither STH nor any STH Subsidiary has received any notice or has any knowledge of an event of default or termination or proposed termination under any such STH Franchise Agreement.

       5.20   DEVELOPMENT RIGHTS.

              Schedule 5.20 hereto sets forth a list of all material agreements entered into by STH or any of the STH Subsidiaries relating to the acquisition, development, rehabilitation, capital improvement or construction of hotels or additions thereto or other real estate properties, which acquisition, development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which have been delivered to HHTI, have not been modified and are valid and enforceable in accordance with their respective terms.

       5.21   CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS.

              Except for the payments described in Section 5.13 and except for option agreements executed pursuant to the STH Stock Option Plans, deferred compensation arrangements with certain STH executive officers and employment agreements with certain STH officers, each of which arrangements and agreements is set forth on Schedule 5.21 hereto, the execution of, and performance of the transactions contemplated by, this Agreement and the Ancillary Agreements will not (either alone or upon the occurrence of any additional or subsequent events)
(a) constitute an event under any STH Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "STH Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of STH or any of the STH Subsidiaries or (b) result in the triggering or imposition of any restrictions or limitations on the right of STH or HHTI to amend or terminate any STH Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth on Schedule 5.21, no payment or benefit which will be required to be made pursuant to the terms of any agreement, Commitment or STH Benefit Plan, as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, to any officer, director or employee of STH or any of the STH Subsidiaries, will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

       5.22   CONVERTIBLE SECURITIES.

              Except as set forth on Schedule 5.22, STH has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of STH Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

       5.23   COMPLIANCE WITH APPLICABLE LAWS.

              (a) Except as disclosed on Schedule 5.23 hereto, STH, all STH Subsidiaries, all STH Hotels and the Office Building and the operation thereof currently are in substantial compliance with the requirements of all Applicable Laws, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

              (b) Except as disclosed on Schedule 5.23 hereto, neither STH nor any of the STH Subsidiaries has received any written notice of uncured violations at any of the STH Hotels or the Office Building of zoning, building, fire, health or any other applicable statute, ordinance or regulation, relating to any of the STH Hotels or the Office Building, the construction or any occupancy thereof, except for violations that, individually or in the aggregate with respect to any STH Hotel or the Office Building, would not be reasonably likely to result in a Material Adverse Effect, nor are there presently pending against STH or against any of the STH Hotels or the Office Building any judgments relating to any of the above matters, any judicial proceedings or administrative actions or any state of facts which, to the knowledge of STH, with notice or lapse of time, could reasonably be expected to give rise to any such proceedings or actions, in either case that would be reasonably likely to result in a Material Adverse Effect.

              (c) Neither STH nor any of the STH Subsidiaries has received any written notice that any material STH Permits, licenses or consents not already obtained are required by any Governmental Authorities in connection with the use and occupancy of any of the STH Hotels or the Office Building or any material improvements thereto; and there are no material Commitments or agreements with any of such Governmental Authorities affecting any STH Hotel or the Office Building which have not been fully disclosed to HHTI in writing.

       5.24   INSURANCE.

              Schedule 5.24 sets forth a list of the STH Insurance Policies. STH shall provide HHTI a copy of any STH Insurance Policy within five (5) days of a request from HHTI. The STH Insurance Policies are currently in force, all premiums for such policies were paid when due and all premiums to provide coverage under such policies through the Effective Date will be paid by STH or the STH Subsidiaries on or before the Effective Date except for such failure that will not have a Material Adverse Effect. Neither STH nor any of the STH Subsidiaries has received any notice from any insurer of any of the STH Hotels or the Office Building or any part thereof requesting any material improvements, alterations, additions, corrections or other work in, on or about the improvements thereto, whether related to any of the STH Hotels or the Office Building or to the operation of any occupant thereof, which have not been cured or satisfied. The STH Insurance Policies are adequate to cover the amount of all losses that can reasonably be anticipated and have coverage amounts equal to or greater than the coverage amounts required by STH's lenders.

       5.25   SUBSIDIARIES OF STH.

              All STH Subsidiaries which were taxed for federal income tax purposes as "S" corporations at the time of their acquisition by STH were taxed as "S" corporations from their respective dates of formation and had no current or accumulated earnings and profits for federal income tax purposes prior to their acquisition by STH.

       5.26   ACQUISITIONS BY STH AND ITS SUBSIDIARIES.

              Neither STH nor any STH Subsidiary has made an acquisition which would constitute a "reorganization" under Section 368(a) of the Code.

       5.27   STATE TAKEOVER STATUTES.

              STH and the STH Subsidiaries have taken all action necessary to exempt the transactions contemplated by this Agreement and the Ancillary Agreements from the operation of any Takeover Statute.

       5.28   INVESTMENT COMPANY ACT OF 1940.

              Neither STH nor any STH Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

       5.29   LEASES.

              Except as set forth on Schedule 5.29, neither STH nor any STH Subsidiary is a lessee or tenant under any lease for real property.

       5.30   YEAR 2000 COMPLIANCE.

              STH and the STH Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by the Year 2000 Problem and have developed a program to achieve Year 2000 Compliance on or before September 30, 1999. To date, STH and the STH Subsidiaries have implemented such Year 2000 program in accordance with the timetable set forth therein. Based on such review and program, STH and the STH Subsidiaries believe that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect.

                                    ARTICLE 6

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
             AND COVENANTS RELATING TO STH HOTELS AND REAL PROPERTY

       6.1    REPRESENTATIONS AND WARRANTIES.

              STH represents and warrants to HHTI that, except as set forth on Schedules 6.1(a) through (s):

              (a) Title to STH Hotels and Office Building. STH or an STH Subsidiary has on the date of this Agreement and will have on the Closing Date good and indefeasible fee simple title to each of the STH Land and STH Improvements, free and clear of all liens except those securing STH Indebtedness as disclosed in the Title Policies, Title Commitments and Title Updates covering the STH Land and STH Improvements, and free and clear of all other conditions, exceptions or reservations, except such as do not have a Material Adverse Effect.

              (b) [Reserved]

              (c) STH Not a Foreign Person. STH is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and Sections 1445 and 7701 of the Code.

              (d) Operating Agreements. No portion of any STH Hotel or the Office Building is subject to the burdens or obligations of any STH Operating Agreement and all STH Operating Agreements are current and not in default other than defaults that will not, individually or in the aggregate, have a Material Adverse Effect.

              (e) Tenant Leases.

              (i) STH or an STH Subsidiary is the sole owner of the lessor's interest in all of the STH Leases, and all STH Leases are in full force and effect without current material default by either STH or the respective tenants, and no tenant has made any material claim against STH or any STH Subsidiary for damages related to any STH Lease other than any such default, claim or claims that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

              (ii) none of the STH Leases that are material to STH has been modified in a material way, except as reflected in amendments to which HHTI has had access;

              (iii) all obligations of the lessor under the STH Leases with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the Effective Time have been fully observed and performed, except for such failures that, individually or in the aggregate, will not have a Material Adverse Effect;

              (iv) as of the date hereof, no tenant is or shall become entitled to any material concession, rebate, allowance, or free rent for any period subsequent to the Closing, without the prior written consent of HHTI, except as set forth in the STH Lease with respect to such tenant;

              (v) no tenant has any purchase option or other interest (other than its leasehold tenancy for a specified term) in any of the STH Land and/or the STH Improvements;

              (vi) no tenant has given STH or any STH Subsidiary notice of its intention to vacate its demised premises prior to the end of the term of its lease; and

              (vii) none of the STH Leases provides for the payment of rent or other amounts that are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received as rents from the STH Leases that are based solely on a percentage or percentages of receipts or sales where the percentage or percentages were fixed at the time the STH Leases were entered into, have not been renegotiated during the term of the STH Leases in a manner that had the effect of basing rent on income or profits, and conform with normal business practices).

              (f) No Condemnation. To the knowledge of STH and the STH Subsidiaries, as of the date hereof, there is no pending condemnation or similar proceeding affecting any of the STH Land, the STH Improvements, or the STH Personal Property or any portion thereof, and neither STH nor any STH Subsidiary has received any written notice and each has no knowledge that any such proceeding is contemplated.

              (g) [Reserved]

              (h) No Administrative Actions. Except for any investigation, action or judicial proceeding that would not have a Material Adverse Effect, to the knowledge of STH and the STH Subsidiaries, no STH Hotel is now the subject of any administrative investigation, action or judicial proceeding in regard to sex, age, or racially discriminatory practices initiated by any Governmental Authority, or any private citizen, and, to the knowledge of STH and the STH Subsidiaries, no such investigation, administrative action, or judicial proceeding is now pending, nor is any STH Hotel presently operating under any court order or administrative agreement in regard to alleged sex, age, or racially discriminatory practices.

              (i) Zoning. To the knowledge of STH and the STH Subsidiaries all of the STH Improvements and the present uses thereof are permitted, conforming structures and uses under all applicable zoning and building laws and ordinances, other than any unpermitted or nonconforming structures that do not materially affect the use or value of the STH Hotel.

              (j) Parties in Possession. There are no adverse parties in possession of any of the STH Hotels or the Office Building or of any part thereof and no parties in possession thereof except STH and the tenants under the STH Leases, except as otherwise expressly disclosed herein, and no party has been granted any license, lease, or other right relating to the use or possession of any of the STH Hotels or the Office Building except the tenants under the STH Leases, or except as otherwise expressly disclosed herein.

              (k) No Other Contracts. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the STH Hotels or the Office Building or any portion thereof or the business operated thereon.

              (l) [Reserved]

              (m) [Reserved]

              (n) Maintenance and No Defects. To STH's or any STH Subsidiary's knowledge, the STH Hotels have been maintained in all material respects in accordance with industry practices.

              (o) [Reserved]

              (p) Real Estate Tax Matters. As of the date hereof, neither STH nor any of the STH Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of real estate taxes.

              (q) [Reserved]

              (r) Environmental. To STH's or any STH Subsidiary's knowledge, there are no Environmental Conditions and there is no Environmental Noncompliance with respect to any STH Hotel or the Office Building or any properties or assets now or previously owned or operated by STH or any STH Subsidiary, where such condition or noncompliance is reasonably likely to have a Material Adverse Effect. All material STH Permits have been obtained, are valid and in good standing. To STH's or any STH Subsidiary's knowledge, all operations on or at each STH Hotel and the Office Building are and have been conducted in material compliance with all applicable Environmental Laws, where noncompliance with such laws is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither STH nor any STH Subsidiary has received any notification from any governmental instrumentality seeking any information or alleging any violation of any Applicable Law or Environmental Law. Neither STH nor any STH Subsidiary has caused or permitted any STH Hotel or the Office Building to be used to generate, manufacture, refine, transport, treat, recycle, store, handle, dispose of, transfer, produce, or process any Hazardous Materials or solid waste, except in small quantities utilized in connection with routine maintenance, repair or operation of the STH Hotels or the Office Building, all of which have been and will be stored, used, handled, and disposed of in full compliance with all Environmental Laws other than such noncompliance that, individually or in the aggregate, will not have a Material Adverse Effect. Neither STH nor any STH Subsidiary has caused or permitted, and has no knowledge of, any Release of any such Hazardous Materials on-site or off-site of any STH Hotel or the Office Building (or any properties or assets now or previously owned or operated by STH or any STH Subsidiary) other than such releases that, individually or in the aggregate, do not violate any applicable Environmental Laws and will not have a Material Adverse Effect.

              (s) Compliance with STH Franchise Agreements. The STH Hotels are operated pursuant to the STH Franchise Agreements described in Schedule 5.19, and all public spaces, lobbies, meeting rooms and each guest room of the STH Hotels is furnished in accordance with the franchisor's standards except for such noncompliance that is not reasonably likely to have a Material Adverse Effect.

       6.2    STH DELIVERABLES.

              STH has, prior to the execution of this Agreement, delivered to HHTI, or provided HHTI access to, true, correct and complete copies of each of the following:

              (a) Leases. Each STH Lease covering or relating to each STH Hotel and the Office Building, together with any amendments thereto or other documents creating further obligations or agreements in connection therewith.

              (b) Operating Statements. Operating statements covering the STH Hotels for the fiscal year ended December 31, 1998, which statements are prepared in the ordinary course of STH's business and form the basis for STH's financial statements.

              (c) Tax Statements. Copies of the most recent real estate, ad valorem and personal property tax statements with respect to each parcel of STH Land and/or STH Hotel.

              (d) [Reserved]

              (e) Operating Agreements. A list of all STH Operating Agreements together with a copy of each STH Operating Agreement.

              (f) List of Defects. A list of all defects or malfunctions affecting any part of the STH Hotels or the Office Building and of which STH or any STH Subsidiary has knowledge with respect to foundations, walls, roofs, heating, electrical, plumbing or air conditioning equipment or systems, and drainage or sewage equipment or systems other than such defects or malfunctions that, individually or in the aggregate, will not result in a Material Adverse Effect.

              (g) Insurance Policies. Copies of all of the STH Insurance
Policies.

              (h) Commission Agreements. All leasing or other commission agreements with respect to the STH Hotels and the Office Building and a list of all unpaid commissions which identifies the payee, amount and date or event upon which such commission will become due and payable.

              (i) Environmental Matters. All existing environmental reports for any STH Hotel and the Office Building and existing updated record searches relating to existing environmental site assessments for each STH Hotel.

              (j) Title Requirements/Owner Affidavits. Any affidavits in the form attached as Exhibit O and any indemnification agreements or other representations required by the Title Company to issue Title Commitments and Title Policies for the STH Hotels;

              (k) A copy of the existing Survey of each parcel of STH Land and the STH Improvements located thereon; and

              (l) A schedule of all Inventory and FF&E at the STH Hotels and the Office Building as of a date no more than five business days prior to the Closing Date.

                                  ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF HHTI

              HHTI represents and warrants to STH as set forth below.

       7.1    EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

              (a) HHTI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia. HHTI is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
Schedule 7.1(a) attached hereto is a true and correct list of each jurisdiction in which HHTI is qualified or licensed as a foreign corporation. HHTI has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

              (b) Each HHTI Subsidiary is a corporation, limited liability company, business trust or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect. Schedule 7.1(b) attached hereto is a true and correct list of each jurisdiction in which each HHTI Subsidiary is qualified or licensed as a foreign entity.

              (c) Neither HHTI nor any of the HHTI Subsidiaries is in violation of any order of any court, Governmental Authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which HHTI or any HHTI Subsidiary or any of their respective properties or assets are subject, where such violation would have a Material Adverse Effect. HHTI and the HHTI Subsidiaries have obtained all licenses, permits, contract rights, including, without limitation, any necessary franchise arrangements, and other authorizations and have taken all actions required by Applicable Law, governmental regulations or otherwise in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Material Adverse Effect. Schedule 7.1(c) attached hereto is a true and complete list of all necessary HHTI Permits held or required to be held by HHTI or any HHTI Subsidiary, other than any HHTI Permit of which the failure to obtain would not have a Material Adverse Effect.

              (d) Complete and correct copies of HHTI's Articles of Incorporation and the HHTI Subsidiaries' charters and bylaws or other organizational documents, as the case may be, which reflect all amendments made thereto, have been delivered or made available to STH and its counsel. The minute books and other records of HHTI and the HHTI Subsidiaries are complete and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of HHTI and the boards of directors, partners or managers of the HHTI Subsidiaries. Neither HHTI nor any HHTI Subsidiary is in default under or in violation of any provision of their respective charters or bylaws.

       7.2    AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

              HHTI and the HHTI Subsidiaries have the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement, including, without limitation, the Ancillary Agreements. Subject only to the adoption of this Agreement by the holders of two-thirds of the outstanding shares of HHTI

Common Stock, the consummation by HHTI of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of HHTI and the HHTI Subsidiaries and no other corporate action on the part of HHTI or the HHTI Subsidiaries is necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by HHTI and constitutes, and the Ancillary Agreements to which HHTI is a party (when executed and delivered by HHTI pursuant thereto) will constitute, the valid and legally binding obligations of HHTI enforceable against HHTI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

       7.3    CAPITALIZATION.

              The authorized capital stock of HHTI consists of (a) 25,000,000 shares of HHTI Common Stock and (b) 10,000,000 shares of HHTI Preferred Stock. As of June 1, 1999, (a) 4,631,700 shares of HHTI Common Stock were issued and outstanding, (b) 868,304 shares of HHTI Common Stock were reserved for issuance upon redemption of units of limited partnership interest in Humphrey Hospitality Limited Partnership, and (c) no shares of HHTI Preferred Stock were issued and outstanding. HHTI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of HHTI on any matter. All such issued and outstanding shares of HHTI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as provided on Schedule 7.3 hereto, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate HHTI or any of the HHTI Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest of HHTI or any of the HHTI Subsidiaries. There are no agreements or understandings to which HHTI is a party with respect to the voting of any shares of HHTI Common Stock or which restrict the transfer of any such shares, except in order to protect its REIT status. Except as set forth in Schedule 7.3, there are no outstanding contractual obligations of HHTI or any of the HHTI Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of HHTI or any capital stock, voting securities or other securities or other ownership interests in any of the HHTI Subsidiaries or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than one of the HHTI Subsidiaries).

       7.4    SUBSIDIARIES.

              The outstanding shares of capital stock or other form of ownership interests of the HHTI Subsidiaries are owned as set forth on Schedule 7.4 hereto. Except as set forth on Schedule 7.4 hereto, each of the outstanding shares of capital stock or other form of ownership interest in each of the HHTI Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned as set forth on Schedule 7.4, free and clear of all liens, pledges, security interests, voting agreements, claims or other encumbrances. The following information for each HHTI Subsidiary is set forth on Schedule 7.4, if applicable: (a) its name and jurisdiction of incorporation or organization; (b) its authorized capital stock or other form of ownership interest; (c) the name of each stockholder or owner of an equity interest and the number of issued and outstanding shares of capital stock or other form of ownership interest held by it; and (d) the name, ownership structure and equity owners of the general partner(s), if any. In the case of each HHTI Subsidiary that is a corporation (or that is classified as a corporation for federal income tax purposes), all of the outstanding capital stock or other form of equity interest of that entity is owned by HHTI, one or more other HHTI Subsidiaries that are corporations (or that are classified as corporations for federal income tax purposes), or a combination of the foregoing.

       7.5    OTHER INTERESTS.

              Except for interests in the HHTI Subsidiaries, neither HHTI nor any HHTI Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       7.6    NO VIOLATION.

              Except as set forth on Schedule 7.6, neither the execution and delivery by HHTI of this Agreement or the Ancillary Agreements nor the consummation by HHTI and the HHTI Subsidiaries of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, will: (a) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of HHTI or the charter, bylaws or other organizational documents of any of the HHTI Subsidiaries; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of HHTI or the HHTI Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, Commitment or obligation to which HHTI or any of the HHTI Subsidiaries is a party, or by which HHTI or any of the HHTI Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Material Adverse Effect; or (c) other than any Regulatory Filings and the approval of the STH and HHTI shareholders, require HHTI to make, obtain or give any consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any domestic governmental or regulatory authority, or any other entity or person (including, without limitation, its directors) except where the failure to make, obtain or give any such consent, waiver, approval or authorization of, or declaration, filing, qualification or registration with, any governmental or regulatory authority or other entity or person would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of determining compliance with the HSR Act, HHTI confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

       7.7    SECURITIES FILINGS.

              Schedule 7.7 hereto sets forth all HHTI Reports and such HHTI Reports constitute all reports, schedules, forms, statements and other documents required to be filed by HHTI under the Securities Laws since August 23, 1994.

              As of their respective dates, the HHTI Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of HHTI included in or incorporated by reference into the HHTI Reports (including the related notes and schedules) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in all material respects in accordance with GAAP, and (iii) fairly presented in all material respects the consolidated financial position of HHTI and the HHTI Subsidiaries as of its date in conformity with GAAP. Each of the consolidated statements of income, retained earnings and cash flows of HHTI included in or incorporated by reference into the HHTI Reports (including any related notes and schedules) (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in all material respects in accordance with GAAP, and (C) fairly presented in all material respects the results of operations, retained earnings or cash flows, as the case may be, of HHTI and the HHTI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in conformity with GAAP.

              Except as and to the extent set forth in the HHTI Reports and as set forth on Schedule 7.7(a), neither HHTI nor any of the HHTI Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of HHTI or in the notes thereto, prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date which would not have a Material Adverse Effect.

       7.8    LITIGATION.

              Except as set forth on Schedule 7.8 hereto, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or Governmental Authority to which HHTI or any HHTI Subsidiary is a party or by which any of its properties or assets are bound or, to the knowledge of HHTI, to which any of its directors, officers or affiliates is a party or by which any of their properties or assets are bound, and (b) no actions, suits or proceedings (whether insured or uninsured) pending against HHTI or any HHTI Subsidiary or, to the knowledge of HHTI, against any of its directors, officers or affiliates or, to the knowledge of HHTI, threatened against HHTI or any HHTI Subsidiary or against any of its directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (a) or (b) above are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

       7.9    ABSENCE OF CERTAIN CHANGES.

              Except as disclosed in the HHTI Reports filed with the SEC prior to the date hereof or as set forth on Schedule 7.9 hereto, since the Financial Statement Date, (a) HHTI and the HHTI Subsidiaries have conducted their business in all material respects in the ordinary course of such business (which, for purposes of this Section 7.9 only, shall include all acquisitions and/or development of real estate properties and financing arrangements made in connection therewith and the operation of hotels located thereon as set forth on
Schedule 7.9 hereto); (b) no event has caused a Material Adverse Effect and there has been no event, occurrence or circumstance that with the passage of time would reasonably be expected to cause a Material Adverse Effect; (c) except as otherwise permitted pursuant to the terms of this Agreement, as of the date hereof there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to HHTI's capital stock or any split, combination or reclassification of HHTI's capital stock; and (d) there has not been any material change in HHTI's accounting principles, practices or methods. There are no material unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting HHTI or any HHTI Subsidiary or to which any of them is a party.

       7.10   TAXES.

              (a) Except as set forth on Schedule 7.10 hereto, as of the date hereof, HHTI and each of its Subsidiaries (i) have timely filed all federal, state and foreign tax returns, including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement, or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete to the knowledge of HHTI in all material respects, (ii) have paid or accrued in accordance with GAAP all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, and (iii) have properly accrued in accordance with GAAP all taxes for such periods and periods subsequent to the periods covered by such returns, other than as to clauses (i), (ii) and (iii), any failure or failures that are not reasonably likely, individually or in aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 7.10 hereto, as of the date hereof, neither HHTI nor any of the HHTI Subsidiaries has received written notice that the federal, state or local income or franchise tax returns of HHTI or any HHTI Subsidiary will be examined by any taxing authority, or that any such examination is ongoing. Except as set forth on Schedule 7.10 hereto, neither HHTI nor any of the HHTI Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

              (b) Except as set forth on Schedule 7.10, neither HHTI nor any of the HHTI Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income and franchise tax returns filed by HHTI and each of the HHTI Subsidiaries have been delivered to STH or made available to representatives of STH. Except as set forth on Schedule
7.10 hereto, the tax returns filed by HHTI and any HHTI Subsidiary have not been, and, to the knowledge of

HHTI, are not being examined by the IRS or other relevant taxing authorities for any period nor are there any pending or, to the knowledge of HHTI, threatened examinations, tax claims or deficiencies asserted by any such authorities. There are no tax liens on any of the property of HHTI. Except as otherwise disclosed on Schedule 7.10, HHTI is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. HHTI (i) qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1994 through December 31, 1998, inclusive, (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ending December 31, 1998, and (iii) has not taken or omitted to take, and will not take or omit to take, any action which could result in, and each of the executive officers of HHTI, each acting in his or her respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. HHTI represents that each of its Subsidiaries which is a corporation for federal income tax purposes and all the outstanding capital stock of which is owned directly or through one or more of such wholly-owned corporate HHTI Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code.

              (c) Neither HHTI nor any HHTI Subsidiary has taken any action, or has any reason to believe that any conditions exist, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

              For purposes of this Section 7.10, "taxes" includes any federal, state, local or foreign income, gross receipts, license, payroll, employment, withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any interest, penalty or additional amount payable with respect to any tax.

       7.11   BOOKS AND RECORDS.

              All books and records relating to operating income and expenses of all of the HHTI Hotels furnished or made available to STH by HHTI or HHTI's agent were complete and were and shall be those maintained by HHTI in regard to the HHTI Hotels in accordance with GAAP. The books of account and other financial records of HHTI and the HHTI Subsidiaries are accurately reflected in all material respects in the financial statements included in the HHTI Reports.

       7.12   EMPLOYEE BENEFIT PLANS.

              (a) All HHTI Benefit Plans are set forth in Schedule 7.12(a) hereto. True and complete copies of the HHTI Benefit Plans have been made available to STH. To the extent applicable, the HHTI Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any HHTI Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No HHTI Benefit Plan is covered by, nor has HHTI or any entity under "common control" with HHTI within the meaning of ERISA Section 4001 ever maintained or been required to contribute to, any plan covered by Title IV of ERISA or Section 412 of the Code. Neither HHTI nor any HHTI Subsidiary has incurred, or engaged in any conduct that could cause it to incur, any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each HHTI Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto, including, without limitation, reporting, disclosure and group health plan continuation coverage requirements.

              (b) Except as disclosed on Schedule 7.12(b), since the date of the most recent audited financial statements of HHTI, neither HHTI nor any HHTI Subsidiary has adopted or amended in any material respect any HHTI Benefit Plan.

              (c) Except as set forth on Schedule 7.12(c), there are no pending or, to the knowledge of HHTI, threatened claims against or otherwise involving any of the HHTI Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of HHTI Benefit Plan activities) has been brought against or with respect to any such HHTI Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect. All material contributions required to be made as of the date hereof to the HHTI Benefit Plans have been made or provided for. Neither HHTI nor any of the HHTI Subsidiaries has any liabilities or obligations with respect to any such HHTI Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of HHTI are any such liabilities or obligations expected to be incurred, except for ongoing funding obligations or contributory obligations required by the terms of any HHTI Benefit Plan. Neither HHTI nor any entity under "common control" with HHTI within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

              (d) Except as set forth on Schedule 7.12(d), HHTI does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and HHTI has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

       7.13   LABOR MATTERS.

              Except as set forth on Schedule 7.13, neither HHTI nor any of the HHTI Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of HHTI, threatened against HHTI or the HHTI Subsidiaries relating to their business, except for any such proceeding which would not have a Material Adverse Effect. To the knowledge of HHTI, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of HHTI or any of the HHTI Subsidiaries. Except as set forth on Schedule 7.13, there have been no work stoppages, strikes or other concerted actions by employees of HHTI or any of the HHTI Subsidiaries other than those that would not have a Material Adverse Effect.

       7.14   NO BROKERS.

              Except for fees to be paid by HHTI as described on Schedule 7.14, neither HHTI nor any HHTI Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of HHTI, any HHTI Subsidiary or HHMI, or STH or any STH Subsidiary to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby. Neither HHTI nor any HHTI Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby.

       7.15   OPINION OF FINANCIAL ADVISOR.

              HHTI has retained Tucker Anthony Cleary Gull to review the transactions contemplated by this Agreement and the Ancillary Agreements and has received an opinion from Tucker Anthony Cleary Gull on or before the date of this Agreement to the effect that, as of the date of this Agreement, the Merger consideration as provided in this Agreement is fair, from a financial point of view, to HHTI and the holders of HHTI Common Stock.

       7.16   STH SHARE OWNERSHIP.

              Neither HHTI nor any of the HHTI Subsidiaries owns any shares of capital stock of STH or other securities convertible into shares of capital stock of STH.

       7.17   HHTI COMMON STOCK.

              The issuance and delivery by HHTI of shares of HHTI Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of HHTI except for the approval of its shareholders as contemplated by this Agreement. The shares of HHTI Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

       7.18   RELATED PARTY TRANSACTIONS.

              Except as set forth on Schedule 7.18, there are no arrangements, agreements or contracts entered into by HHTI or any of the HHTI Subsidiaries with (a) any consultant, (b) any person who is an officer, director or affiliate of HHTI or any of the HHTI Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (c) any person who acquired HHTI Common Stock in a private placement. Copies of such documents, all of which have been delivered to STH prior to the date hereof, were true, complete and correct when delivered.

       7.19   CONTRACTS AND COMMITMENTS.

              (a) Schedule 7.19 hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available to STH), to which HHTI or any of the HHTI Subsidiaries is a party or by which any HHTI Hotel is bound:

              (i) all contracts providing for the leasing or management of one or more of the HHTI Hotels or any portion of one or more of the HHTI Hotels;

              (ii) all HHTI Franchise Agreements;

              (iii) all material contracts providing for a commitment of employment or consultation services for a specified or unspecified term;

              (iv) all contracts with any person containing any provision or covenant prohibiting or materially limiting the ability of HHTI or any of the HHTI Subsidiaries to engage in any business activity, hire employees, solicit customers or otherwise compete with any person;

              (v) all partnership, joint venture, stockholders' or other similar contracts with any person;

              (vi) all notes, debentures, bonds and other evidence of HHTI Indebtedness;

              (vii) all contracts relating to any business combination;

              (viii) all contracts between or among HHTI or any of the HHTI Subsidiaries, on the one hand, and any of their stockholders or affiliates, on the other hand;

              (ix) all collective bargaining or similar labor contracts; and

              (x) all other contracts that involve the annual payment or potential annual payment pursuant to the terms of such contract, by or to HHTI or any of the HHTI Subsidiaries of more than $25,000 or aggregate payments in excess of $100,000 that will not (A) be fully performed on or prior to the Effective Time, (B) expire by their terms prior to the Effective Time, or (C) be cancelable by the Surviving Entity, without penalty, upon not more than 30 days notice, including, without limitation, all leases, contracts for purchase and sale of assets, advance booking contracts and banquet contracts.

              (b) Each contract required to be disclosed on Schedule 7.19 is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms and, except as disclosed on Schedule 7.19, neither HHTI, any of the HHTI Subsidiaries nor, to the knowledge of HHTI, any other party to such contract is in violation, breach or default under any such contract (or with notice or lapse of time or both would be in violation, breach or default under any such contract), the effect of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

              (c) The HHTI Franchise Agreements disclosed on Schedule 7.19 constitute all of the franchise or similar agreements necessary to operate and manage the HHTI Hotels and neither HHTI nor any HHTI Subsidiary has received any notice or has any knowledge of an event of default or termination or proposed termination under any such HHTI Franchise Agreement.

       7.20   DEVELOPMENT RIGHTS.

              Schedule 7.20 hereto sets forth a list of all material agreements entered into by HHTI or any of the HHTI Subsidiaries relating to the acquisition, development, rehabilitation, capital improvement or construction of hotels or additions thereto or other real estate properties, which acquisition, development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which have been delivered to STH, have not been modified and are valid and enforceable in accordance with their respective terms.

       7.21   CERTAIN PAYMENTS RESULTING FROM TRANSACTIONS.

              Except for the payments described in Schedule 7.21 and except for deferred compensation arrangements with certain HHTI executive officers and employment agreements with certain HHTI officers, each of which arrangements and agreements is set forth on Schedule 7.19 hereto, the execution of, and performance of the transactions contemplated by, this Agreement and the Ancillary Agreements will not (either alone or upon the occurrence of any additional or subsequent events) (a) constitute an event under any HHTI Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "HHTI Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of HHTI or any of the HHTI Subsidiaries or (b) result in the triggering or imposition of any restrictions or limitations on the right of HHTI to amend or terminate any HHTI Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth on
Schedule 7.21, no payment or benefit which will be required to be made pursuant to the terms of any agreement, Commitment or HHTI Benefit Plan, as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, to any officer, director or employee of HHTI or any of the HHTI Subsidiaries, will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

       7.22   CONVERTIBLE SECURITIES.

              Except as set forth on Schedule 7.22, HHTI has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of HHTI Common Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

       7.23   COMPLIANCE WITH APPLICABLE LAWS.

              (a) Except as disclosed on Schedule 7.23 hereto, HHTI, all HHTI Subsidiaries and all HHTI Hotels and the operation thereof currently are in substantial compliance with the requirements of all Applicable Laws, except where the failure to so comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

              (b) Except as disclosed on Schedule 7.23 hereto, neither HHTI nor any of the HHTI Subsidiaries has received any written notice of uncured violations at any of the HHTI Hotels of zoning, building, fire, health or any other applicable statute, ordinance or regulation, relating to any of the HHTI Hotels, the construction or any occupancy thereof, except for violations that, individually or in the aggregate with respect to any HHTI Hotel, would not be reasonably likely to result in a Material Adverse Effect, nor are there presently pending against HHTI or against any of the HHTI Hotels any judgments relating to any of the above matters, any judicial proceedings or administrative actions or any state of facts which, to the knowledge of HHTI, with notice or lapse of time, could reasonably be expected to give rise to any such proceedings or actions, in either case that would be reasonably likely to result in a Material Adverse Effect.

              (c) Neither HHTI nor any of the HHTI Subsidiaries has received any written notice that any material HHTI Permits, licenses or consents not already obtained are required by any Governmental Authorities in connection with the use and occupancy of any of the HHTI Hotels or any material improvements thereto; and there are no material Commitments or agreements with any of such Governmental Authorities affecting any HHTI Hotel which have not been fully disclosed to STH in writing.

       7.24   INSURANCE.

              Schedule 7.24 sets forth a list of the HHTI Insurance Policies. HHTI shall provide STH a copy of any HHTI Insurance Policy within five (5) days of a request from STH. The HHTI Insurance Policies are currently in force, all premiums for such policies were paid when due and all premiums to provide coverage under such policies through the Effective Date will be paid by HHTI or the HHTI Subsidiaries on or before the Effective Date except for such failure that will not have a Material Adverse Effect. Neither HHTI nor any of the HHTI Subsidiaries has received any notice from any insurer of any of the HHTI Hotels or any part thereof requesting any material improvements, alterations, additions, corrections or other work in, on or about the improvements thereto, whether related to any of the HHTI Hotels or to the operation of any occupant thereof, which have not been cured or satisfied. The HHTI Insurance Policies are adequate to cover the amount of all losses that can reasonably be anticipated and have coverage amounts equal to or greater than the coverage amounts required by HHTI's lenders.

       7.25   SUBSIDIARIES OF HHTI.

              All HHTI Subsidiaries which were taxed for federal income tax purposes as "S" corporations at the time of their acquisition by HHTI were taxed as "S" corporations from their respective dates of formation and had no current or accumulated earnings and profits for federal income tax purposes prior to their acquisition by HHTI.

       7.26   ACQUISITIONS BY HHTI AND ITS SUBSIDIARIES.

              Neither HHTI nor any HHTI Subsidiary has made an acquisition which would constitute a "reorganization" under Section 368(a) of the Code.

       7.27   STATE TAKEOVER STATUTES.

              HHTI and the HHTI Subsidiaries have taken all action necessary to exempt the transactions contemplated by this Agreement and the Ancillary Agreements from the operation of any Takeover Statute.

       7.28   INVESTMENT COMPANY ACT OF 1940.

              Neither HHTI nor any HHTI Subsidiary is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

       7.29   LEASES.

              Except as set forth on Schedule 7.29, neither HHTI nor any HHTI Subsidiary is a lessee or tenant under any lease for real property.

       7.30   YEAR 2000 COMPLIANCE.

              HHTI and the HHTI Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by the Year 2000 Problem and have developed a program to achieve Year 2000 Compliance on or before September 30, 1999. To date, HHTI and the HHTI Subsidiaries have implemented such Year 2000 program in accordance with the timetable set forth therein. Based on such review and program, HHTI and the HHTI Subsidiaries believe that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect.

       7.31   REPRESENTATIONS AND WARRANTIES REGARDING HHTI PROPERTIES.

              HHTI represents and warrants to STH that, except as set forth on Schedules 7.31(a) through (p):

              (a) Title to HHTI Hotels. HHTI or an HHTI Subsidiary has on the date of this Agreement and will have on the Closing Date good and indefeasible fee simple title to each of the HHTI Land (other than properties held pursuant to a ground lease) and HHTI Improvements, free and clear of all liens except those securing HHTI Indebtedness as disclosed in the Title Policies, Title Commitments and Title Updates covering the HHTI Land and HHTI Improvements, and free and clear of all other conditions, exceptions or reservations, except such as do not have a Material Adverse Effect.

              (b) [Reserved]

              (c) HHTI Not a Foreign Person. HHTI is not a "foreign person" but is a "United States person" as such terms are defined in the Foreign Investment in Real Property Tax Act of 1980 and Sections 1445 and 7701 of the Code.

              (d) Operating Agreements. No portion of any HHTI Hotel is subject to the burdens or obligations of any HHTI Operating Agreement and all HHTI Operating Agreements are current and not in default other than defaults that will not, individually or in the aggregate, have a Material Adverse Effect.

              (e) Tenant Leases.

              (i) HHTI or an HHTI Subsidiary is the sole owner of the lessor's interest in all of the HHTI Leases and all such Leases are in full force and effect without current material default by either HHTI or the respective tenants, and no tenant has made any material claim against HHTI or any HHTI Subsidiary for damages related to any HHTI Lease other than any such default, claim or claims that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

              (ii) none of the HHTI Leases that are material to HHTI has been modified in a material way, except as reflected in amendments to which STH has had access;

              (iii) all obligations of the lessor under the HHTI Leases with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the Effective Time have been fully observed and performed, except for such failures that, individually or in the aggregate, will not have a Material Adverse Effect;

              (iv) as of the date hereof, no tenant is or shall become entitled to any material concession, rebate, allowance, or free rent for any period subsequent to the Closing, without the prior written consent of STH, except as set forth in the HHTI Lease with respect to such tenant;

              (v) no tenant has any purchase option or other interest (other than its leasehold tenancy for a specified term) in any of the HHTI Land and/or the HHTI Improvements;

              (vi) no tenant has given HHTI or any HHTI Subsidiary notice of its intention to vacate its demised premises prior to the end of the term of its lease; and

              (vii) none of the HHTI Leases provides for the payment of rent or other amounts that are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received as rents from the HHTI Leases that are based solely on a percentage or percentages of receipts or sales where the percentage or percentages were fixed at the time the HHTI Leases were entered into, have not been renegotiated during the term of the HHTI Leases in a manner that had the effect of basing rent on income or profits, and conform with normal business practices).

              (f) No Condemnation. To the knowledge of HHTI and the HHTI Subsidiaries, as of the date hereof, there is no pending condemnation or similar proceeding affecting any of the HHTI Land, the HHTI Improvements, or the HHTI Personal Property or any portion thereof, and neither HHTI nor any HHTI Subsidiary has received any written notice and each has no knowledge that any such proceeding is contemplated.

              (g) [Reserved]

              (h) No Administrative Actions. Except for any investigation, action or judicial proceeding that would not have a Material Adverse Effect, to the knowledge of HHTI and the HHTI Subsidiaries, no HHTI Hotel is now the subject of any administrative investigation, action or judicial proceeding in regard to sex, age, or racially discriminatory practices initiated by any Governmental Authority, or any private citizen, and, to the knowledge of HHTI and the HHTI Subsidiaries, no such investigation, administrative action, or judicial proceeding is now pending, nor is any HHTI Hotel presently operating under any court order or administrative agreement in regard to alleged sex, age, or racially discriminatory practices.

              (i) Zoning. To the knowledge of HHTI and the HHTI Subsidiaries all of the HHTI Improvements and the present uses thereof are permitted, conforming structures and uses under all applicable zoning and building laws and ordinances, other than any unpermitted or nonconforming structures that do not materially affect the use or value of the HHTI Hotel.

              (j) Parties in Possession. There are no adverse parties in possession of any of the HHTI Hotels or of any part thereof and no parties in possession thereof except HHTI and the tenants under the HHTI Leases, except as otherwise expressly disclosed herein, and no party has been granted any license, lease, or other right relating to the use or possession of any of the HHTI Hotels except the tenants under the HHTI Leases, or except as otherwise expressly disclosed herein.

              (k) No Other Contracts. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the HHTI Hotels or any portion thereof or the business operated thereon.

              (l) Maintenance and No Defects. To HHTI's or any HHTI Subsidiary's knowledge, the HHTI Hotels have been maintained in all material respects in accordance with industry practices.

              (m) [Reserved]

              (n) Real Estate Tax Matters. As of the date hereof, neither HHTI nor any of the HHTI Subsidiaries is a party to any pending action or proceeding by any Governmental Authority for assessment or collection of real estate taxes.

              (o) Environmental. To HHTI's or any HHTI Subsidiary's knowledge, there are no Environmental Conditions and there is no Environmental Noncompliance with respect to any HHTI Hotel or any properties or assets now or previously owned or operated by HHTI or any HHTI Subsidiary, where such condition or noncompliance is reasonably likely to have a Material Adverse Effect. All material HHTI Permits have been obtained, are valid and in good standing. To HHTI's or any HHTI Subsidiary's knowledge, all operations on or at each HHTI Hotel are and have been conducted in material compliance with all applicable Environmental Laws, where noncompliance with such laws is reasonably likely to have a Material Adverse Effect. As of the date hereof, neither HHTI nor any HHTI Subsidiary has received any notification from any governmental instrumentality seeking any information or alleging any violation of any Applicable Law or Environmental Law. Neither HHTI nor any HHTI Subsidiary has caused or permitted any HHTI Hotel to be used to generate, manufacture, refine, transport, treat, recycle, store, handle, dispose of, transfer, produce, or process any Hazardous Materials or solid waste, except in small quantities utilized in connection with routine maintenance, repair or operation of the HHTI Hotels, all of which have been and will be stored, used, handled, and disposed of in full compliance with all Environmental Laws other than such noncompliance that, individually or in the aggregate, will not have a Material Adverse Effect. Neither HHTI nor any HHTI Subsidiary has caused or permitted, and has no knowledge of, any Release of any such Hazardous Materials on-site or off-site of any HHTI Hotel (or any properties or assets now or previously owned or operated by HHTI or any HHTI Subsidiary) other than such releases that, individually or in the aggregate, do not violate any applicable Environmental Laws and will not have a Material Adverse Effect.

              (p) Compliance with HHTI Franchise Agreements. The HHTI Hotels are operated pursuant to the HHTI Franchise Agreements described in Schedule 7.19, and all public spaces, lobbies, meeting rooms and each guest room of the HHTI Hotels is furnished in accordance with the franchisor's standards except for such noncompliance that is not reasonably likely to have a Material Adverse Effect.

       7.32   HHTI DELIVERABLES.

              HHTI has, prior to the execution of this Agreement, delivered to STH, or provided STH access to, true, correct and complete copies of each of the following:

              (a) Leases. Each HHTI Lease covering or relating to each HHTI Hotel, together with any amendments thereto or other documents creating further obligations or agreements in connection therewith.

              (b) Operating Statements. Operating statements covering the HHTI Hotels for the fiscal year ended December 31, 1998, which statements are prepared in the ordinary course of HHTI's business and form the basis for HHTI's financial statements.

              (c) Tax Statements. Copies of the most recent real estate, ad valorem and personal property tax statements with respect to each parcel of HHTI Land and/or HHTI Hotel.

              (d) [Reserved]

              (e) Operating Agreements. A list of all HHTI Operating Agreements together with a copy of each HHTI Operating Agreement.

              (f) List of Defects. A list of all defects or malfunctions affecting any part of the HHTI Hotels and of which HHTI or any HHTI Subsidiary has knowledge with respect to foundations, walls, roofs, heating, electrical, plumbing or air conditioning equipment or systems, and drainage or sewage equipment or systems other than such defects or malfunctions that, individually or in the aggregate, will not result in a Material Adverse Effect.

              (g) Insurance Policies. Copies of all of the HHTI Insurance Policies.

              (h) Commission Agreements. All leasing or other commission agreements with respect to the HHTI Hotels and a list of all unpaid commissions which identifies the payee, amount and date or event upon which such commission will become due and payable.

              (i) Environmental Matters. All existing environmental reports for any HHTI Hotel and existing updated record searches relating to existing environmental site assessments for each HHTI Hotel.

              (j) [Reserved]

              (k) A copy of the existing Survey of each parcel of HHTI Land and the HHTI Improvements located thereon; and

              (l) A schedule of all Inventory and FF&E at the HHTI Hotels as of a date no more than five business days prior to the Closing Date.

       7.33   HHTI LEASES.

              Schedule 7.33 sets forth a brief summary of the HHTI Leases. True and correct copies of each HHTI Lease have been provided by HHTI to STH.
Schedule 7.33 sets forth a brief description of the proposed Hotel Leases.

                                    ARTICLE 8

                                    COVENANTS

       8.1    ACQUISITION PROPOSALS.

              Prior to the Effective Time, STH and HHTI each agree (a) that neither of them nor any of their Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an

Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 8.1; and (c) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 8.1 shall prohibit the Board of Directors of such party from (i) prior to the adoption of this Agreement by the stockholders of such party, furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of such party determines in good faith that such action is appropriate for such body to determine whether the Acquisition Proposal constitutes or could lead to a Superior Proposal, or the Board of Directors of such party determines in good faith that such action is appropriate because the Acquisition Proposal constitutes a Superior Proposal, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity, such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

              Nothing in this Section 8.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Article 10 hereof),
(y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

       8.2    EARNINGS AND PROFITS DIVIDEND.

              Prior to the Effective Time, the Earnings and Profits Dividend shall be paid to STH stockholders of record as of a record date on or prior to the Closing Date (the "E&P Record Date"). STH shall declare such dividend not less than 10 days nor more than 15 days prior to the E&P Record Date, provided, however, that the payment of such dividend shall be contingent as provided in the last sentence of this Section 8.2. If STH incurs debt to pay the Earnings and Profits Dividend, STH and HHTI agree that any such indebtedness (i) if secured, shall after the Effective Time be secured exclusively by certain of the STH Hotels and shall be non-recourse as to any other properties owned by the Surviving Entity, except for reasonable and customary exceptions relating to fraud, waste, failure to pay taxes, misapplication of proceeds, and breach of hazardous materials provisions, and (ii) together with the STH Indebtedness, shall be included for purposes of the debt limitation set forth in Section 9.3((g)) and Section 10.4. STH shall pay the Earnings and Profits Dividend to the STH stockholders only if this Agreement is adopted by the holders of a majority of the outstanding shares of STH Common Stock and by the holders of two-thirds of the outstanding shares of HHTI Common Stock and if all other conditions set forth in Article 9 have been satisfied or waived.

       8.3    CONDUCT OF BUSINESSES.

              (a) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement or as contemplated by this Agreement, unless the other party has consented in writing thereto, STH and HHTI:

              (i) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

              (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 8.1, any proposals to engage in material transactions;

              (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein; and

              (iv) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

              (b) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement or as otherwise contemplated by this Agreement, unless HHTI has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, STH:

              (i) Shall, and shall cause each of the STH Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

              (ii) Shall not, and shall not permit any of the STH Subsidiaries to, amend its Certificate of Incorporation, Bylaws or other organizational documents;

              (iii) Shall not, and shall not permit any STH Subsidiary to, merge or consolidate with any other person;

              (iv) Shall not, and shall not permit any of the STH Subsidiaries to, (A) except pursuant to the exercise of options described in
              Schedule 8.3(b)(iv)(A), warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any of its shares of beneficial interest, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof or described on
              Schedule 8.3(b)(iv)(B) to acquire any shares of its beneficial interest, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

              (v) Except for the payment of the Earnings and Profits Dividend in accordance with Section 8.2, shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

              (vi) Other than in the ordinary course of its business and except as contemplated by the Sale Agreement, shall not, and shall not permit any of the STH Subsidiaries to, sell or otherwise dispose of (A) any STH Land, STH Hotel, STH Improvements, STH Personal Property or any of its capital stock of or other interests in the STH Subsidiaries, in each case which are material, individually or in the aggregate, or (B) any of its other assets which are material, individually or in the aggregate;

              (vii) Other than in the ordinary course of its business, shall not, and shall not permit any of the STH Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person;

              (viii) Shall not, and shall not permit any of the STH Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of STH included in the STH Reports or incurred in the ordinary course of business consistent with past practice;

              (ix) Except for any indebtedness STH incurs in order to pay the Earnings and Profits Dividend, STH shall not, and shall not permit any of the STH Subsidiaries to, enter into any Commitment which individually may result in total payments or liability by or to it in excess of $50,000 in the case of any one Commitment or in excess of $125,000 for all such Commitments;

              (x) Shall not, and shall not permit any of the STH Subsidiaries to, enter into any Commitment with any officer, director or affiliate of STH or any of the STH Subsidiaries except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Material Adverse Effect;

              (xi) Shall manage and operate each STH Hotel and the Office Building in all material respects in accordance with the practices and in the manner it was managed and operated on the date hereof, including, without limitation, maintaining customary levels of Inventory;

              (xii) Shall maintain in all material respects the STH Improvements and FF&E in a manner consistent with past practices;

              (xiii) Shall enter into no material agreement with respect to the operation, management or maintenance of any portion of any STH Hotel or the Office Building without the prior written consent of HHTI;

              (xiv) Other than in the ordinary course of business, shall not, without the prior written consent of HHTI, permit any material structural modifications or additions to any STH Hotel or the Office Building, or sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of any STH Hotel or the Office Building;

              (xv) Shall not, and shall not permit any STH Subsidiary to, consent to a change in the zoning of any STH Hotel or the Office Building;

              (xvi) Shall not, and shall not permit any STH Subsidiary to, enter into a contract to acquire any real property;

              (xvii) Shall maintain STH's existing or comparable insurance coverage with respect to each STH Hotel or the Office Building from the date of execution of this Agreement through the Effective Time or earlier termination of this Agreement;

              (xviii) Shall not further encumber or permit encumbrance of any STH Hotel or the Office Building in any manner or permit the modification or amendment of any debt instruments or agreements relating to the STH Indebtedness;

              (xix) Shall, and shall cause each STH Subsidiary to, (i) collect and/or pay to the appropriate governmental authorities, as required, except to the extent reasonably disputed in good faith, all sales taxes, rental taxes or the equivalent, and all interest and penalties thereon, required to be paid or collected in connection with the operation of the STH Hotels or the Office Building as of the Closing Date and (ii) file all necessary returns and petitions required to be filed through the Closing Date;

              (xx) Shall promptly notify HHTI in writing of the receipt by STH of any material written levy (or threatened levy) against any STH Hotel or the Office Building of any special governmental assessment or similar occurrence;

              (xxi) Shall promptly notify HHTI in writing of any violation, alleged violation or anticipated violation, of any Applicable Law or Environmental Law, of which it gains knowledge or is notified which is likely to have a Material Adverse Effect or the commencement of any legal action, suit or proceeding affecting STH, any STH Subsidiary or any of their assets, properties or employees;

              (xxii) Shall not execute an assignment of any STH Lease, an assignment of any rent accruing under any STH Lease or the assignment of any room rent or booking;

              (xxiii) To the extent a notice of assumed name or similar document relating to any name, trademark, trade style or trade name assigned or passed to HHTI hereunder has been filed with any federal, state, county or local governmental agency, shall, at HHTI's request, withdraw such filing and assist HHTI in any reasonable manner to protect HHTI's interest in any such name, trademark, trade style, trade name or servicemark assigned or passed to HHTI hereunder; and

              (xxiv) Shall not (i) change in any material manner any of its methods, principles or practices of accounting in effect as of the date of its most recent audited financial statements, except as may be required by applicable law or GAAP and with notice thereof to HHTI, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1998.

              (c) Prior to the Effective Time, except as may be set forth in the schedules to this Agreement (including, without limitation, Schedule 9.3(c) or as otherwise contemplated by this Agreement, unless STH has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, HHTI:

              (i) Shall, and shall cause each of the HHTI Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

              (ii) Shall not, and shall not permit any of the HHTI Subsidiaries to, amend its Articles of Incorporation, Bylaws or other organizational documents;

              (iii) Shall not, and shall not permit any HHTI Subsidiary to, merge or consolidate with any other person;

              (iv) Shall not, and shall not permit any of the HHTI Subsidiaries to, (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any of its shares of beneficial interest, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any of its shares of beneficial interest, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

              (v) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except (A) its regular monthly dividends, and (B) any other dividend or distribution to the extent necessary for HHTI to maintain its ability to qualify to be taxed as a REIT under the Code;

              (vi) Other than in the ordinary course of its business, shall not, and shall not permit any of the HHTI Subsidiaries to, sell or otherwise dispose of (A) any HHTI Land, HHTI Hotel, HHTI Improvements, HHTI Personal Property or any of its capital stock of or other interests in the HHTI Subsidiaries, in each case which are material, individually or in the aggregate, or (B) any of its other assets which are material, individually or in the aggregate;

              (vii) Other than in the ordinary course of its business, shall not, and shall not permit any of the HHTI Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person;

              (viii) Shall not, and shall not permit any of the HHTI Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of HHTI included in the HHTI Reports or incurred in the ordinary course of business consistent with past practice;

              (ix) Shall not, and shall not permit any of the HHTI Subsidiaries to, enter into any Commitment which individually may result in total payments or liability by or to it in excess of $50,000 in the case of any one Commitment or in excess of $125,000 for all such Commitments;

              (x) Shall not, and shall not permit any of the HHTI Subsidiaries to, enter into any Commitment with any officer, director or affiliate of HHTI or any of the HHTI Subsidiaries except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a Material Adverse Effect;

              (xi) Shall manage and operate each HHTI Hotel in all material respects in accordance with the practices and in the manner it was managed and operated on the date hereof, including, without limitation, maintaining customary levels of Inventory;

              (xii) Shall maintain in all material respects the HHTI Improvements and FF&E in a manner consistent with past practices;

              (xiii) Shall enter into no material agreement with respect to the operation, management or maintenance of any portion of any HHTI Hotel without the prior written consent of STH;

              (xiv) Other than in the ordinary course of business, shall not, without the prior written consent of STH, permit any material structural modifications or additions to any HHTI Hotel, or sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of any HHTI Hotel;

              (xv) Shall not, and shall not permit any HHTI Subsidiary to, consent to a change in the zoning of any HHTI Hotel;

              (xvi) Shall not, and shall not permit any HHTI Subsidiary to, enter into a contract to acquire any real property;

              (xvii) Shall maintain HHTI's existing or comparable insurance coverage with respect to each HHTI Hotel from the date of execution of this Agreement through the Effective Time or earlier termination of this Agreement;

              (xviii) Shall not further encumber or permit encumbrance of any HHTI Hotel in any manner or permit the modification or amendment of any debt instruments or agreements relating to the HHTI Indebtedness;

              (xix) Shall, and shall cause each HHTI Subsidiary to, (i) collect and/or pay to the appropriate governmental authorities, as required, except to the extent reasonably disputed in good faith, all sales taxes, rental taxes or the equivalent, and all interest and penalties thereon, required to be paid or collected in connection with the operation of the HHTI Hotels as of the Closing Date and (ii) file all necessary returns and petitions required to be filed through the Closing Date;

              (xx) Shall promptly notify STH in writing of the receipt by HHTI of any material written levy (or threatened levy) against any HHTI Hotel of any special governmental assessment or similar occurrence;

              (xxi) Shall promptly notify STH in writing of any violation, alleged violation or anticipated violation, of any Applicable Law or Environmental Law, of which it gains knowledge or is notified which is likely to have a Material Adverse Effect or the commencement of any legal action, suit or proceeding affecting HHTI, any HHTI Subsidiary or any of their assets, properties or employees;

              (xxii) Shall not execute an assignment of any HHTI Lease, an assignment of any rent accruing under any HHTI Lease or the assignment of any room rent or booking; and

              (xxiii) Shall not (i) change in any material manner any of its methods, principles or practices of accounting in effect as of the date of its most recent audited financial statements, except as may be required by applicable law or GAAP and with notice thereof to STH, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1998.

       8.4    DAMAGE TO PROPERTY.

              STH agrees to give HHTI prompt notice of any material fire or other material casualty affecting any of the STH Hotels or the Office Building between the date hereof and the Closing Date or of any actual or threatened taking or condemnation of all or any portion of any of the STH Land or the STH Improvements. HHTI agrees to give STH prompt notice of any material fire or other material casualty affecting any of the HHTI Hotels between the date hereof and the Closing Date or of any actual or threatened taking or condemnation of all or any portion of the HHTI Land or the HHTI Improvements.

       8.5    MEETINGS OF SHAREHOLDERS.

              Each of HHTI and STH will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders as promptly as practicable, but in no event later than October 15, 1999, to consider and vote upon or otherwise to obtain the consent of its shareholders to adopt or approve this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, as applicable, including the Restated Articles of Incorporation of HHTI, in the form attached hereto as Exhibit M. The Boards of Directors of HHTI and STH shall each recommend to its shareholders such adoption or approval, and HHTI and STH shall each take all lawful action to solicit such adoption or approval, including, without limitation, timely mailing the Proxy Statement; provided, however, that such convening of a meeting of shareholders, recommendation and solicitation are subject to any action taken by, or upon authority of, the Board of Directors of HHTI or STH, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law as advised by counsel. HHTI and STH shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

       8.6    FILINGS; OTHER ACTION.

              (a) Subject to the terms and conditions herein provided, STH and HHTI shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, third party secured and unsecured lenders, franchisors and rating agencies in connection with the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to STH and HHTI necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

              (b) STH, HHTI and their respective Boards of Directors shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to the Merger, this Agreement, the Ancillary Agreements or any of the other transactions contemplated hereby or thereby, and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, the Ancillary Agreements or any of the other transactions contemplated hereby, take all action necessary to minimize the effect of such Takeover Statute on the Merger or the consummation of any other transaction contemplated hereby.

              (c) If at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose and intent of this Agreement, the proper officers and directors of HHTI and STH shall take all such necessary action.

       8.7    INSPECTION OF RECORDS.

              From the date hereof to the Effective Time, each of STH and HHTI shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of STH and HHTI and their respective Subsidiaries.

       8.8    PUBLICITY.

              The initial press release relating to this Agreement shall be a joint release and thereafter STH and HHTI shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

       8.9    REGISTRATION STATEMENT.

              As soon as practicable following the date of this Agreement, HHTI and STH shall prepare and file with the SEC the Proxy Statement in form and substance satisfactory to each of HHTI and STH, and HHTI shall prepare and file with the SEC the Registration Statement. Each of HHTI and STH shall use its best efforts to (a) respond to any comments of the SEC and (b) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, HHTI or STH, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the shareholders of HHTI and the stockholders of STH such amendment or supplement. HHTI shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. HHTI agrees that the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of HHTI and STH, or, in the case of the Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by HHTI in reliance upon and in conformity with information concerning STH furnished to HHTI by STH specifically for use in the Proxy Statement. STH agrees the information provided by it specifically for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of HHTI and STH, or, in the case of information provided by STH specifically for inclusion in the Registration Statement or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. HHTI will advise STH, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the HHTI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

       8.10   LISTING APPLICATION.

              HHTI shall promptly prepare and submit to The Nasdaq Stock Market a notification form for listing of additional shares covering the HHTI Common Stock issuable in the Merger, and shall use its reasonable efforts to satisfy, prior to the Effective Time, all requirements for the listing of such shares of HHTI Common Stock.

       8.11   FURTHER ACTION.

              Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

       8.12   EXPENSES.

              Subject to Section 10.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, other than those associated with the filing, printing and distribution of the Proxy Statement and the Registration Statement which shall be borne by HHTI, shall be paid by the party incurring such expenses.

       8.13   GOVERNANCE.

              (a) On or prior to the Effective Time, HHTI's Board of Directors shall take all action necessary to cause the full Board of Directors of HHTI at the Effective Time to take all such action necessary so that, at the Effective Time, the Board of Directors of the Surviving Entity shall consist of the following seven (7) individuals, who shall serve until the 2000 annual meeting of the shareholders of HHTI: James I. Humphrey, George R. Whittemore, Jeffrey Zwerdling, Paul J. Schulte, Steve Borgmann, Loren Steele and Joseph Caggiano; provided that, notwithstanding the foregoing, at the 2000 through 2005 annual meetings of the HHTI shareholders, Mr. Schulte, Mr. Borgmann, Mr. Steele and Mr. Caggiano (collectively, the "STH Directors"), or in the event any one of them shall decline or be unable to serve as a director, such individual designated by the remaining STH Directors (which person shall be reasonably acceptable to HHTI), shall be nominated by the HHTI Board of Directors for election to the HHTI Board of Directors; provided, further, that, notwithstanding the foregoing, at the 2000 through 2005 annual meetings of the HHTI shareholders, Mr. Humphrey, Mr. Whittemore and Mr. Zwerdling (collectively, the "HHTI Directors"), or in the event any one of them shall decline or be unable to serve as a director, such individual designated by the remaining HHTI Directors (which person shall be reasonably acceptable to the STH Directors), shall be nominated by the HHTI Board of Directors for election to the HHTI Board of Directors. If, prior to the Effective Time, any of Mr. Schulte, Mr. Borgmann, Mr. Steele or Mr. Caggiano shall decline or be unable to serve as a director, STH shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to HHTI. If, prior to the Effective Time, any of Mr. Humphrey, Mr. Whittemore or Mr. Zwerdling shall decline or be unable to serve as a director, HHTI shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to STH. The Board of Directors of the Surviving Entity shall use its best efforts to cause each individual nominated for election to the Board of Directors pursuant to this

Section 8.13(a) to be so elected at each such annual meeting of the shareholders of the Surviving Entity.

              (b) At the Effective Time, the Board of Directors of HHTI shall take all action necessary to elect Mr. Schulte as Chairman of the Board of Directors and Chief Executive Officer of HHTI, to elect Mr. Humphrey as the Vice Chairman of the Board of Directors and President and Chief Operating Officer of HHTI, and to elect Mr. Borgmann as the Executive Vice President of HHTI.

              (c) At and after the Effective Time, the Surviving Entity shall continue to be headquartered in Silver Spring, Maryland. The Surviving Entity shall provide each of Messrs. Schulte and Borgmann with office space in the Office Building for the lesser of five years or until he no longer serves as a director of the Surviving Entity.

       8.14   REORGANIZATION.

              From and after the date hereof and until the Effective Time, neither HHTI nor STH nor any of their respective Subsidiaries or other affiliates shall (a) knowingly take any action or knowingly fail to take any action, if the taking, or the failing to take, such action would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (b) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, HHTI shall not take any action that would jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

       8.15   REIT QUALIFICATION.

              Neither HHTI nor any of the HHTI Subsidiaries shall take or omit to take any action if the taking, or omitting to take, such action would cause HHTI to be disqualified as a REIT.

       8.16   TRANSFER AND GAINS TAXES.

              STH and HHTI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger. STH agrees that HHTI shall, in its sole discretion, determine the relative value of each Hotel for purposes of such taxes and fees.

       8.17   THIRD PARTY CONSENTS.

              HHTI and STH each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement, including, without limitation, the consents set forth on Schedule 5.6 and any consents required to be included in the Registration Statement.

       8.18   EFFORTS TO FULFILL CONDITIONS.

              HHTI and STH each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing. Notwithstanding the foregoing, STH agrees that it will act diligently and take all reasonable steps necessary or appropriate to ensure that the condition set forth in subsection 9.1(g) is satisfied prior to the Closing Date, and, to the extent necessary, HHTI will reasonably cooperate with STH in that regard.

       8.19   REPRESENTATIONS, WARRANTIES AND CONDITIONS PRIOR TO CLOSING.

              Neither HHTI nor STH shall voluntarily take any action that would reasonably be expected to cause its representations and warranties contained in this Agreement not to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, HHTI and STH each shall promptly notify the other in writing (a) if any representation or warranty contained in this Agreement is discovered to or becomes untrue in any material respect or (b) if HHTI or STH fails to perform or comply in any material respect with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply in any material respect with any of its covenants or agreements contained in this Agreement.

       8.20   COOPERATION OF THE PARTIES.

              HHTI and STH each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

       8.21   TAX ELECTION.

              To the extent the fair market value of the assets acquired by HHTI from STH at the Closing Date exceeds the adjusted tax basis of such assets at the Effective Time, HHTI agrees to timely file a Notice 88-19 Election with respect to such assets, which election will cause HHTI to be taxed upon the built-in gain associated with such assets upon the sale of any such asset within ten years after the Closing Date.

       8.22   DIRECTORS AND OFFICERS INSURANCE.

              (a) The Surviving Entity shall provide, or cause to be provided, at its sole expense, STH's currently covered insureds with continuation coverage under STH's existing Directors and Officers Liability and Employment Practice Liability insurance and indemnification policy (including any fiduciary liability policy) to provide coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") or, if substantially equivalent insurance coverage is unavailable, the best available coverage and the Surviving Entity shall pay the deductible amounts associated with claims made under such D&O Insurance; provided, however, that the one-time premium paid for the D&O Insurance shall not exceed, after the application against such premium of the amount of any prepaid premium under such policy,

$113,000 (which amount shall be increased by $7,100 on the first of each month beginning on September 1, 1999 until the Closing Date, if the Closing Date occurs after August 31, 1999), but if such premium would, but for this proviso, exceed such amount, the Surviving Entity shall purchase as much coverage as possible for such amount.

              (b) From and after the Effective Time and pursuant to the terms of
Article VII of the Second Restated Articles of Incorporation of Surviving Entity, the Surviving Entity shall indemnify each person who is now, or has been at any time prior to the date hereof, a director or officer of STH or any STH Subsidiary against any liability incurred by him in connection with any proceeding arising out of acts or omissions by him in his capacity as such, whether such proceeding was commenced before or after the Effective Time.

              (c) The provisions of this Section 8.22 are intended to be for the benefit of, and shall be enforceable by, each such covered insured, and such covered insured's heirs and personal representatives and shall be binding on all successors and assigns of the Surviving Entity.

       8.23   STH SUBSIDIARY OFFICERS.

              On the Closing Date, STH shall cause the directors and officers of STH and each STH Subsidiary to submit their resignations from such positions, effective as of the Effective Time.

       8.24   LEASES.

              HHTI shall not amend, terminate or otherwise modify any of the HHTI Leases and shall prepare Hotel Leases, in form and substance reasonably satisfactory to STH and reflecting the terms set forth on Schedule 7.33. The Hotel Leases shall be executed at Closing.

                                    ARTICLE 9

                                   CONDITIONS

       9.1    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.

              The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

              (a) This Agreement and the transactions contemplated hereby shall have been adopted and approved by the shareholders of STH in accordance with the Certificate of Incorporation and Bylaws of STH, and this Agreement, the amendments to the HHTI Articles of Incorporation and Bylaws, and the other transactions contemplated hereby shall have been approved by the shareholders of HHTI in the manner required by the Articles of Incorporation and Bylaws of HHTI, and in each case, in accordance with applicable law and applicable regulations of any stock exchange or other regulatory body.

              (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

              (c) The Registration Statement shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

              (d) HHTI shall have filed with The Nasdaq Stock Market a notification of listing of additional shares covering the HHTI Common Stock issuable in the Merger and shall have no knowledge that the listing of such shares has been or will be denied.

              (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on the business, results of operations or financial condition of HHTI or any of its subsidiaries, taken as a whole, following the Effective Time.

              (f) From the date of this Agreement through the Effective Time, there shall not have been any enacted, promulgated or proposed legislative, administrative or judicial action, interpretation or decision that causes or, if effected, could be reasonably expected to cause HHTI to cease to qualify as a REIT for federal income tax purposes.

              (g) All lenders of borrowed money to STH shall have consented to the Merger without change or modification to the terms of the STH Indebtedness, or STH shall have entered into an agreement or agreements to refinance (on terms and conditions reasonably satisfactory to HHTI) the STH Indebtedness.

       9.2    CONDITIONS TO OBLIGATIONS OF STH TO EFFECT THE MERGER.

              The obligation of STH to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by STH:

              (a) HHTI shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of HHTI contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach of such representations or warranties that does not have a Material Adverse Effect, and STH shall have received a certificate of the Chief Executive Officer and Chief Financial Officer, President or an Executive Vice President of HHTI, dated the Closing Date, certifying to such effect.

              (b) STH shall have received the opinion of HHTI Counsel, dated the Closing Date, to the effect that commencing with its taxable year ended December 31, 1994, HHTI was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that the Merger will not prevent HHTI from continuing to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and as to such matters set forth in Schedule 9.2(b). STH shall have received the opinion of STH Counsel, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and that STH and HHTI will each be a party to that reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of STH and HHTI.

              (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of HHTI and the HHTI Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect.

              (d) The opinion of ABN AMRO Incorporated addressed to the Board of Directors of STH that the consideration to be received the stockholders of STH pursuant to this Agreement is fair, from a financial point of view, shall not have been withdrawn or materially modified.

              (e) The Ancillary Agreements shall have been fully executed and delivered.

       9.3    CONDITIONS TO OBLIGATION OF HHTI TO EFFECT THE MERGER.

              The obligations of HHTI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by HHTI:

              (a) STH shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of STH contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except representations and warranties made as of a specific date, which shall be true and correct in all respects as of such date), except for any breach of such representations or warranties that does not have a Material Adverse Effect, and HHTI shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer, President or an Executive Vice President of STH dated the Closing Date, certifying to such effect.

              (b) HHTI shall have received the opinion of HHTI Counsel, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) HHTI and STH will each be a party to that reorganization within the meaning of Section 368(a) of the Code, and (iii) the Merger will not prevent HHTI from continuing to meet the requirements for qualification and taxation as a REIT under the Code. HHTI shall also have received an opinion from STH Counsel, dated the Closing Date, as to such matters set forth on Schedule 9.3(b). In rendering its opinion, such counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers of HHTI and STH.

              (c) HHTI shall have received a report as to the Earnings and Profits Amount of STH as of the end of the month prior to the Closing and estimated Earnings and Profits Amount as of the Closing Date, from KPMG Peat Marwick, in form and substance consistent with the earnings and profit calculations given to HHTI by STH prior to the execution of this Agreement.

              (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of STH and the STH Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Material Adverse Effect.

              (e) The Ancillary Agreements shall have been fully executed and delivered.

              (f) The opinion of Tucker Anthony Cleary Gull, addressed to the Board of Directors of HHTI, that the Merger consideration as provided in this Agreement is fair, from a financial point of view, to HHTI shall not have been withdrawn or materially modified.

              (g) At the Effective Time, the total STH Indebtedness shall be no more than $77 million.

              (h) The franchisors of the STH Hotels shall have approved the transactions contemplated by this Agreement and the Ancillary Agreements, and STH shall have paid any and all costs, fees, penalties or other charges associated with obtaining such approvals.

              (i) Paul J. Schulte and Steve Borgmann shall have purchased from STH any and all "key man" insurance policies owned by STH.

              (j) Paul J. Schulte, Steve Borgmann and Karen Schulte shall have terminated their employment with STH, effective as of the Closing Date, with no further liability to STH, HHTI or HHMI.

                                  ARTICLE 10

                                 TERMINATION

       10.1   TERMINATION BY MUTUAL CONSENT.

              This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of STH or HHTI, by the mutual written consent of HHTI and STH, with the prior approval of their respective Boards of Directors.

       10.2   TERMINATION BY EITHER HHTI OR STH.

              This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of STH or HHTI if (a) the Merger is not consummated on or before October 31, 1999; (b) a meeting of STH's stockholders shall have been duly convened and held and the approval of STH's stockholders required by Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, (c) a meeting of HHTI's shareholders shall have been duly convened and held and the approval of HHTI's shareholders required by
Section 9.1(a) shall not have been obtained at such meeting or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used commercially reasonable efforts to remove such order, decree, ruling or injunction. The notice of termination shall include the reasons, if any, for such termination and shall be considered Confidential Material under Section 11.5.

       10.3   TERMINATION BY STH.

              This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of STH referred to in Section 9.1(a), by action of the Board of Directors of STH, if (a) prior to the adoption of this Agreement by the stockholders of STH, the Board of Directors of STH shall reasonably determine that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that STH may not terminate this Agreement pursuant to this subsection unless (i) three business days shall have elapsed after delivery to HHTI of a written notice advising HHTI that the Board of Directors of STH has received a Superior Proposal, and (ii) at the end of such three-day period, the Board of Directors of STH believes that such Superior Proposal is superior to the transaction contemplated by this Agreement (as the same maybe proposed by HHTI to be amended in response to such Superior Proposal), (b) the Board of Directors of HHTI withdraws, materially modifies or changes in a manner materially adverse to STH its recommendations to HHTI's shareholders with respect to this Agreement or the Merger, (c) the Board of Directors of HHTI postpones the date scheduled for the meeting of shareholders of HHTI to approve this Agreement and the transactions contemplated hereby beyond October 15, 1999, or fails to schedule such meeting for a date on or preceding such date, except with the written consent of STH, (d) there has been a breach by HHTI of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect, which breach is not curable by October 15, 1999, (e) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of HHTI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by STH to HHTI (f) HHTI has failed to satisfy, and STH has not waived, any of the conditions set forth in Section 9.1 or
Section 9.2 prior to the Effective Time or (g) the Earnings and Profit Amount is not sufficient to pay an Earnings and Profit Dividend of at least $4.00.

       10.4   TERMINATION BY HHTI.

              This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of HHTI referred to in Section 9.1(a), by action of the Board of Directors of HHTI, if (a) [reserved], (b) prior to the adoption of this Agreement by the shareholders of HHTI, the Board of Directors of HHTI shall reasonably determine that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that HHTI may not terminate this Agreement pursuant to this subsection unless (i) three business days shall have elapsed after delivery to STH of a written notice advising STH that the Board of Directors of HHTI has received Superior Proposal, and (ii) at the end of such three-day period, the Board of Directors of HHTI believes that such Superior Proposal is superior to the transaction contemplated by this Agreement (as the same maybe proposed by STH to be amended in response to such Superior Proposal), (c) the Board of Directors of STH withdraws, materially modifies or changes in a manner materially adverse to HHTI its recommendation to STH's stockholders with respect to this Agreement or the Merger, (d) the Board of Directors of STH postpones the date scheduled for the meeting of stockholders of STH to approve this Agreement and the transactions contemplated hereby beyond October 15, 1999, or fails to schedule such meeting for a date on or preceding such date, except with the written consent of HHTI, (e) there has been a breach by STH of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect, which breach is not curable by October 15, 1999, (f) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of STH, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by HHTI to STH, (g) the aggregate amount of the STH Indebtedness is greater than $77 million, or (h) STH has failed to satisfy, and HHTI has not waived, any of the conditions set forth in Section 9.1 or
Section 9.3 prior to the Effective Time.

       10.5   EFFECT OF TERMINATION AND ABANDONMENT.

              (a) If (A) an election to terminate this Agreement is made by (1) HHTI or STH pursuant to Section 10.2(b), (2) by HHTI pursuant to Section 10.4(c) or Section 10.4(d), or (3) by STH pursuant to Section 10.3(a), and (B) an Acquisition Proposal relating to STH shall have been made prior to such termination and, within 18 months from the date of such termination, STH consummates that STH Acquisition Proposal or enters into an agreement with respect to that STH Acquisition Proposal which is thereafter consummated, STH shall pay to HHTI, provided HHTI was not in material breach of its obligations hereunder at the time of such termination:

              (i) as liquidated damages and not as a penalty or forfeiture, an amount equal to the lesser of (A) the Liquidated Damages Amount and (B) the maximum amount permitted as liquidated damages pursuant to applicable Delaware law, provided that the Liquidated Damages Amount shall not exceed the sum of (1) the maximum amount that can be paid to HHTI without causing HHTI to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by HHTI's certified public accountants, plus (2) an amount equal to the Liquidated Damages Amount less the amount payable under clause (1) above in the event HHTI receives a letter from HHTI Counsel indicating that HHTI has received a ruling from the IRS to the effect that Liquidated Damages Amount payments constitute Qualifying Income; and

              (ii) all Expenses incurred by HHTI, up to a maximum of $700,000.

              The payments to which HHTI is entitled under this Section 10.5(a) shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated by this Section 10.5(a).

              (b) If (A) an election to terminate this Agreement is made by (1) STH or HHTI pursuant to Section 10.2(c), (2) by STH pursuant to Section 10.3(b) or Section 10.3(c) or (3) by HHTI pursuant to Section 10.4(b), and (B) an Acquisition Proposal relating to HHTI shall have been made prior to such termination and, within 18 months from the date of such termination, HHTI consummates that HHTI Acquisition Proposal or enters into an agreement with respect to that HHTI Acquisition Proposal which is thereafter consummated, HHTI shall pay to STH, provided STH was not in material breach of its obligations hereunder at the time of such termination:

              (i) the Liquidated Damages Amount, and

              (ii) all Expenses incurred by STH, up to a maximum of $700,000.

              The payments to which STH is entitled under this Section 10.5(b) shall be its sole remedy with respect to the termination of this Agreement under the circumstances contemplated by this Section 10.5(b).

              (c) If (A) STH or HHTI elects to terminate this Agreement pursuant to Section 10.2(b) and no STH Acquisition Proposal has been made prior to such termination, or if an STH Acquisition Proposal has been made prior to such termination and STH does not within 18 months from the date of such termination consummate such STH Acquisition Proposal or enter into an agreement with respect to such STH Acquisition Proposal which is thereafter consummated, (B) STH elects to terminate this Agreement pursuant to Section 10.3(a) but STH does not within 18 months from the date of such termination consummate the STH Acquisition Proposal or enter into an agreement with respect to the STH Acquisition Proposal which is thereafter consummated, (C) HHTI elects to terminate this Agreement pursuant to Section 10.4(g), or (D) HHTI elects to terminate this Agreement because STH has failed to satisfy the condition set forth in Section 9.3(g), then STH shall pay to HHTI, provided HHTI was not in material breach of its obligations hereunder at the time of such termination, all Expenses incurred by HHTI, up to a maximum of $700,000. The payment to which HHTI is entitled under this paragraph shall be its sole remedy for termination of the Agreement in such circumstances.

              (d) If (A) STH or HHTI elects to terminate this Agreement pursuant to Section 10.2(c) and no HHTI Acquisition Proposal has been made prior to such termination, or if an HHTI Acquisition Proposal has been made prior to the date of such termination and HHTI does not within 18 months from the date of such termination consummate such HHTI Acquisition Proposal or enter into an agreement with respect to such HHTI Acquisition Proposal which is thereafter consummated, or (B) HHTI elects to terminate this Agreement pursuant to Section 10.4(b) and HHTI does not within 18 months from the date of such termination consummate the HHTI Acquisition Proposal or enter into an agreement with respect to that HHTI Acquisition Proposal which is thereafter consummated, then HHTI shall pay to STH, provided STH was not in material breach of its obligations hereunder at such time, all Expenses incurred by STH, up to a maximum of $700,000. The payment to which STH is entitled under this paragraph shall be its sole remedy for termination of the Agreement in such circumstances.

              (e) If (A) this Agreement is terminated pursuant to Sections 10.3(b), 10.3(c) 10.4(c) or 10.4(d) and no Acquisition Proposal respecting the non-terminating party has been made prior to such termination, or if an Acquisition Proposal respecting the non-terminating party has been made prior to termination but the non-terminating party does not within 18 months from the date of such termination consummate such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal which is thereafter consummated, or (B) this Agreement is terminated pursuant to Sections 10.3(d), 10.3(e), 10.3(f), 10.4(e), 10.4(f), or 10.4(h) (other than for STH's failure to satisfy the condition set forth in Section 9.3(g)), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations hereunder at the time of such termination, (X) pay the terminating party all Expenses incurred by it, up to a maximum of $700,000, and (Y) remain liable to the terminating party for any breach of this Agreement.

              (f) If this Agreement is terminated pursuant to Section 10.2(a) or
Section 10.2(d), neither party shall pay stipulated damages to the other, but each party shall be liable to the other for any breach of this Agreement.

              (g) The payment of damages or Expenses pursuant to this Article 10 shall be by wire transfer or bank check, within 10 days of the date of the event that triggers the payment requirements set forth in this Article 10.

              (h) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5 and Sections 8.8 and 8.12 and except for the provisions of Sections 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.10, 11.13, 11.14 and 11.15. In
the event HHTI or STH is required to file suit to seek all or a portion of such damages or Expenses due hereunder and ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.

       10.6   EXTENSION; WAIVER.

              At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 11

                               GENERAL PROVISIONS

       11.1   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

              All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger.

       11.2   NOTICES.

              Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

              If to HHTI:

                  Mr. James I. Humphrey, Jr., Chairman
                  Humphrey Hospitality Trust, Inc.
                  12301 Old Columbia Pike
                  Silver Spring, Maryland  20904
                  Facsimile: (301) 680-4342

              and with a copy (which shall not constitute notice) to:

                  Hunton & Williams
                  Riverfront Plaza
                  951 East Byrd Street
                  Richmond, Virginia 23219
                  Attention: Kenneth J. Alcott, Esquire
                  Facsimile: (804) 788-8218
              and

                  Gallagher, Evelius and Jones
                  218 North Charles Street, Suite 400
                  Baltimore, Maryland  21201
                  Attention:  David E. Raderman, Esquire
                  Facsimile: (410) 837-3079

              If to STH:

                  Mr. Paul J. Schulte
                  Chief Executive Officer
                  Supertel Hospitality, Inc.
                  309 North 5th Street
                  Norfolk, Nebraska 68701
                  Facsimile: (402) 371-4229

              with a copy (which shall not constitute notice) to:

                  McGrath, North, Mullin & Kratz, P.C.
                  One Central Park Plaza, Suite 1400
                  222 South Fifteenth Street
                  Omaha, Nebraska 68102
                  Attention: David L. Hefflinger, Esq.
                  Facsimile: (402) 341-0216

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

       11.3   ASSIGNMENT; BINDING EFFECT; BENEFIT.

              Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in Section 8.22, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       11.4   ENTIRE AGREEMENT.

              This Agreement, the Exhibits, the Schedules, the Ancillary Agreements, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

       11.5   CONFIDENTIALITY.

              (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any STH Reports or HHTI Reports or the Proxy Statement/Prospectus.

              (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

              (c) In the event either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees
(i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

              (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

              (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, for a period of one year from the date of termination (i) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (ii) neither it nor its Affiliates shall directly or indirectly, (A) (1) solicit, seek or offer to effect or effect, (2) negotiate with or provide any information to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party with respect to, (3) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party or any other person with respect to, or (4) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (u) any form of business combination or similar or other extraordinary transaction involving the other party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (v) any form of restructuring, recapitalization or similar transaction with respect to the other party or any Affiliate thereto, (w) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any Affiliate thereof, (x) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party or any Affiliate thereof, (y) any request or proposal to waive, terminate or amend the provisions of this Section 11.5 or (z) any proposal or other statement inconsistent with the terms of this Section 11.5 or (B) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of

Directors of the other party to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer or, if none, the President of the other party a proposal to (a) amend any of the provisions of this Section 11.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 11.5.

       11.6   AMENDMENT.

              This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the shareholders of STH and HHTI, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       11.7   GOVERNING LAW.

              This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its rules of conflict of laws.

       11.8   CHOICE OF VENUE.

              The parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts in the Commonwealth of Virginia, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Commonwealth of Virginia. Each party hereto hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby consents to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of this Section 11.8.

       11.9   COUNTERPARTS.

              This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

       11.10  HEADINGS.

              Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

       11.11  INTERPRETATION.

              In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Nothing in this Agreement, nor any uncertainty or ambiguity herein, shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.

       11.12  WAIVERS.

              Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

       11.13  INCORPORATION.

              The Schedules and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

       11.14  SEVERABILITY.

              Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       11.15  ENFORCEMENT OF AGREEMENT.

              The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Virginia court, this being in addition to any other remedy to which they are entitled at law or in equity.

              IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    HUMPHREY HOSPITALITY TRUST, INC.


                                    By:   /s/  James I. Humphrey, Jr.
                                          -------------------------------------
                                          James I. Humphrey, Jr.
                                          President and Chief Executive Officer


                                    SUPERTEL HOSPITALITY, INC.


                                    By:   /s/ Paul J. Schulte
                                          -------------------------------------
                                          Paul J. Schulte
                                          President and Chief Executive Officer